Filed Pursuant to Rule 424(b)(5)

Registration No. 333-262016

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JANUARY 5, 2022)

$500,000,000

Federal Realty Investment Trust

Common Shares of Beneficial Interest

We have entered into an equity distribution agreement with Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Jefferies LLC, or the Agents, and the forward purchasers (as defined below) relating to Federal Realty Investment Trust’s common shares of beneficial interest, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus pursuant to an “at the market” offering program. In accordance with the terms of the equity distribution agreement, an aggregate offering price of up to $500,000,000 of our common shares may from time to time be offered and sold to or through the Agents as our sales agents or, if applicable, as forward sellers. Upon entering into this equity distribution agreement, we simultaneously terminated the equity distribution agreement we entered into with the Agents and forward purchasers in connection with a prior “at the market” offering program established in February 2021.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “FRT.” On February 11, 2022, the last reported sale price of our common shares on the NYSE was $120.23 per share.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NYSE, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. The Agents are not required to sell any specific number or dollar amount of common shares, but as instructed by us will make all sales using commercially reasonable efforts, as our sales agents or as forward sellers and subject to the terms of the equity distribution agreement. Our common shares to which this prospectus supplement relates will be sold through only one Agent on any given day. The offering of common shares pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of common shares having an aggregate offering price of $500,000,000 and (2) the termination of the equity distribution agreement.

The equity distribution agreement contemplates that, in addition to the issuance and sale by us of common shares to or through the Agents as our sales agents, we may enter into separate forward sale agreements with any one of the Agents, or one of their respective affiliates, whom we refer to as a forward purchaser. If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such forward purchaser, common shares to hedge such forward purchaser’s exposure under such forward sale agreement. We refer to an Agent when acting as sales agent for the relevant forward purchaser as a forward seller. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” forward purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as forward purchaser or, if applicable, such Agent acting in its capacity as forward purchaser. We will not receive any proceeds from any sale of common shares borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of common shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or common shares (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution” in this prospectus supplement.

We will pay each of the Agents a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per common share sold through it under the equity distribution agreement. In connection with each forward sale agreement, we will pay the applicable Agent, acting as forward seller in connection with such forward sale agreement, a commission in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed common shares sold through such Agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

Investing in our common shares involves risks. See the information under the caption “Risk Factors” in this prospectus supplement, our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, and subsequent filings that we make with the SEC that are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	BofA Securities	Citigroup
J.P. Morgan		Jefferies

The date of this prospectus supplement is February 14, 2022.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in our common shares. These documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of our common shares. The accompanying prospectus contains information about our securities generally, some of which does not apply to the common shares covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference into the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or prior information incorporated by reference into the accompanying prospectus, the information in this prospectus supplement shall apply and shall supersede the inconsistent information contained in or incorporated by reference into the accompanying prospectus.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

References to “we,” “us,” “our” or “ours” refer to Federal Realty Investment Trust and its directly and indirectly owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor. References to the “Company” refer to Federal Realty Investment Trust and not its subsidiaries, unless the context otherwise requires.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. We have not, nor have the Agents or the forward purchasers, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not, nor are the Agents or the forward purchasers, making an offer to sell the common shares in any jurisdiction where the offer or sale is not permitted by law. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain statements that are not based on historical facts, including statements or information with words such as “may,” “will,” “could,” “should,” “plans,” “intends,” “expects,” “believes,” “estimates,” “anticipates,” “continues,” and other similar words. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. In particular, the risk factors included or incorporated by reference into this prospectus supplement and the accompanying prospectus describe forward-looking information. The risk factors contained herein, in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, and in subsequent filings that we make with the SEC that are incorporated by reference herein, describe risks that may affect these statements but are not exhaustive, particularly with respect to possible future events. Many things can happen that can cause actual results to be different from those we describe. These factors include, but are not limited to:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy, or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

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risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

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risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

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risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

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risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;

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risks related to the Company’s status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to the Company’s status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and

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risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements or those contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We also make no promise to update any of the forward-looking statements, or to publicly release the results if we revise any of them.

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PROSPECTUS SUPPLEMENT SUMMARY

The following is only a summary. It should be read together with the more detailed information included elsewhere in this prospectus supplement and the accompanying prospectus. In addition, important information is incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

The Trust

Federal Realty Investment Trust, which we refer to as the “Company,” is an equity real estate investment trust, or “REIT,” specializing in the ownership, management, and redevelopment of high quality retail and mixed-use properties located primarily in communities where we believe retail demand exceeds supply, in strategically selected metropolitan markets in the Northeast and Mid-Atlantic regions of the United States, California, and South Florida. Following the reorganization of our business into an umbrella partnership real estate investment trust, or “UPREIT,” in January 2022, the Company conducts its business through Federal Realty OP LP, which we refer to as the “Partnership.” The Company has exclusive ownership and control of Federal Realty LP LLC, the general partner of the Partnership. The Company does not expect to have substantial assets or liabilities other than through its investment in the Partnership. As of the date of this prospectus supplement, the Company owns all of the outstanding limited partnership interests in the Partnership. For more information on the UPREIT reorganization, see “Prospectus Summary—Federal Realty Investment Trust and Federal Realty OP LP” in the accompanying prospectus, and the Current Reports on Form 8-K filed by the Company on January 3, 2022 and January 5, 2022, which are incorporated herein by reference.

As of December 31, 2021, we owned or had a majority interest in community and neighborhood shopping centers and mixed-use properties which are operated as 104 predominantly retail real estate projects comprising approximately 25.1 million square feet. In total, the real estate projects were 93.6% leased and 91.1% occupied at December 31, 2021. Our revenue is primarily generated from lease agreements with tenants. We have paid quarterly dividends to our shareholders continuously since our founding in 1962 and have increased our dividends per common share for 54 consecutive years.

The Company qualifies for taxation as a REIT pursuant to the Internal Revenue Code of 1986, as amended, or the “Code,” and we intend to operate in a manner that will allow us to maintain such qualification.

Our principal executive offices are located at 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852. Our telephone number is (301) 998-8100. Our website address is www.federalrealty.com. The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated herein or therein by reference.

The Offering

For a more complete description of the terms of the common shares being offered by this prospectus supplement and the accompanying prospectus, see “Description of Securities that may be Offered by Federal Realty Investment Trust—Shares of Beneficial Interest of Federal Realty Investment Trust” in the accompanying prospectus.

Common shares offered	Common shares with an aggregate offering price of up to $500,000,000.

New York Stock Exchange symbol	FRT

Use of proceeds	We intend to use the net proceeds from this offering and any forward sale agreement to fund potential acquisition opportunities, to fund our development or redevelopment pipeline, to repay indebtedness and/or for general corporate purposes. See “Use of Proceeds” on page S-9 for more information.

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Material U.S. federal income tax considerations	For a description of material U.S. federal income tax considerations of an investment in our common shares, please review the disclosure in the accompanying prospectus under “Material Federal Income Tax Considerations,” as may be updated from time to time in filings we make with the SEC that are incorporated by reference herein.

Risk factors	Investing in our common shares involves risks. Please review the risk factors discussed on page S-5 of this prospectus supplement, in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent filings that we make with the SEC that are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before investing in our common shares. You may obtain a copy of our Annual Report on Form 10-K and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus by following the procedures described under “Where You Can Find More Information” on page 59 of the accompanying prospectus.

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RISK FACTORS

Investing in our common shares involves risks. Before you decide to purchase our common shares, you should carefully consider the following risk factors, together with all of the other information contained in or incorporated by reference herein, including the additional risk factors in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent filings that we make with the SEC that are incorporated by reference herein. The risks and uncertainties we have described are those we believe to be the principal risks that could affect us, our business or our industry, and which could result in a material adverse impact on our financial condition, results of operation, prospects or the market price of our common shares. However, additional risks and uncertainties not currently known to us or that we currently deem immaterial may affect our business operations and the market price of our common shares.

You may experience significant dilution as a result of this offering and additional issuances of our securities, including pursuant to any forward sale agreement, which could harm the market price of our common shares.

Our declaration of trust permits our board of trustees to authorize, without shareholder approval, the issuance of additional common or preferred shares or securities convertible or exchangeable into equity securities. We may, from time to time and at any time, seek to offer and sell common or preferred shares or other securities, including sales of common shares in this offering to or through the Agents or through a forward sale agreement, based on market conditions and other factors that may be beyond our control.

This offering and sales of our common shares pursuant to a forward sale agreement may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common shares and the receipt of the expected net proceeds. The actual amount of dilution from this offering, from sales pursuant to a forward sale agreement or from any future offering of common or preferred shares will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. The market price of our common shares could decline as a result of sales of a large number of our common shares in the market pursuant to this offering, a forward sale agreement, or otherwise, or as a result of the perception or expectation that such sales could occur.

Holders of our debt or preferred shares have liquidation and other rights that are senior to the rights of the holders of our common shares, and any future issuance of debt or preferred shares could adversely affect the market price of our common shares.

As of December 31, 2021, we had approximately $4.1 billion of debt outstanding, 399,896 of our 5.417% Series 1 Cumulative Convertible Preferred Shares, or the Series 1 Preferred Shares, with an aggregate liquidation preference of $10 million, were issued and outstanding, and 6,000 of our 5.000% Series C Cumulative Redeemable Preferred Shares, or Series C Preferred Shares, with an aggregate liquidation preference of $150 million, were issued and outstanding. Holders of our debt and preferred shares have liquidation rights and other rights that are senior to the rights of the holders of our common shares. Upon any voluntary or involuntary liquidation, dissolution or winding up, payment will be made to holders of our debt and preferred shares, including our Series 1 Preferred Shares and Series C Preferred Shares, before any payment is made to the holders of our common shares. This will reduce the amount of our assets, if any, available for distribution to holders of our common shares. Because our decision to issue debt and preferred shares is dependent on market conditions and other factors that may be beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. Any such future issuance could reduce the market price of our common shares.

Settlement provisions contained in any forward sale agreement subject us to certain risks.

Each forward purchaser will have the right to accelerate its forward sale agreement with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and require us to physically settle such shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially

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reasonable manner under such forward sale agreement because (a) insufficient common shares have been made available for borrowing by securities lenders or (b) such forward purchaser or any of its affiliates would incur a share borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on our common shares that constitutes an extraordinary dividend under the forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common shares) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common shares under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.

If we physically settle a forward sale agreement, the forward price we expect to receive will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common shares during the term of such forward sale agreement.

Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the common shares subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase common shares in secondary market transactions over an unwind period to:

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return common shares to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any common shares to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver common shares to us to the extent required upon settlement of such forward sale agreement.

If the price of our common shares at which these purchases by such forward purchaser (or its affiliate) are made is below the relevant forward price, such forward purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of common shares having a market value equal to such difference (if we elect to net share settle). If the price of our common shares at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of common shares having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of common shares from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of common shares to such forward purchaser. See “Plan of Distribution—Sales Through Forward Sellers.”

The purchase of common shares by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common shares to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of common shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of common shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.

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In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from any forward sales of our shares under such agreement.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any common shares not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any common shares not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any common shares with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those common shares.

The federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward price, we would be entitled to receive a cash payment from the applicable forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the accompanying prospectus under “Material Federal Income Tax Considerations—Taxation of the Company,” multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

Affiliates of the Agents may receive benefits in connection with this offering.

As of the date of this prospectus supplement, affiliates of certain of the Agents are lenders and, in certain cases, agents, under our revolving credit facility and/or unsecured term loan. Additionally, the Agents or affiliates thereof may extend additional credit to us in the future. To the extent that we use a portion of the net proceeds from this offering to repay the outstanding balance under our revolving credit facility and/or unsecured term loan or other credit from an Agent or an affiliate thereof, such affiliates of the applicable Agents will receive their proportionate share of any amount that is repaid with the net proceeds from this offering. These transactions create potential conflicts of interest because the Agents have an interest in the successful completion of this offering beyond the sales commissions they will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed.

We have in the past entered, and may in the future enter, into forward sale transactions that subject us to risks similar to those described above.

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We have previously entered into forward sale agreements and may in the future enter into forward sale agreements that are not part of this and other offerings. As of February 11, 2022, we remained obligated to issue (subject to our right to elect cash settlement or net share settlement) a total of 2,203,655 common shares pursuant to forward sale agreements. These forward sale agreements subject us to risks that are substantially similar to the risks described above in this section.

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USE OF PROCEEDS

We intend to use the net proceeds from this offering and any forward sale agreement to fund potential acquisition opportunities, to fund our development or redevelopment pipeline, to repay indebtedness, which may include amounts outstanding under our revolving credit facility or our $300.0 million unsecured term loan, and/or for general corporate purposes. As of December 31, 2021, our revolving credit facility, the interest rate of which is tied to our credit rating, bears interest at LIBOR plus 77.5 basis points and matures on January 19, 2024, subject to two six-month extensions at our option, and our unsecured term loan, the interest rate of which is tied to our credit rating, bears interest at LIBOR plus 80 basis points and matures April 16, 2024, subject to two twelve-month extensions at our option. As of December 31, 2021, no balance was outstanding under our revolving credit facility.

Affiliates of the Agents are lenders under our revolving credit facility and/or our unsecured term loan and will receive a pro rata portion of any proceeds used to repay amounts outstanding thereunder.

If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such forward purchaser, common shares to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement.

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PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into an equity distribution agreement, dated as of February 14, 2022, with the Agents and the forward purchasers under which an aggregate offering price of up to $500,000,000 of our common shares may from time to time be offered and sold to or through the Agents. Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NYSE, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. As our sales agents or, if applicable, forward sellers, the Agents will not engage in any transactions that stabilize the price of our common shares.

Upon its acceptance of written instructions from us, an Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase our common shares under the terms and subject to the conditions set forth in the equity distribution agreement. We will instruct each Agent as to the amount of common shares to be sold by it. We may instruct the Agents not to sell common shares if the sales cannot be effected at or above the price designated by us in any instruction. Our common shares sold pursuant to the equity distribution agreement will be sold through only one of the Agents on any given day. We or the Agents may suspend the offering of common shares upon proper notice and subject to other conditions.

The relevant Agent will provide written confirmation to us and, if applicable, the related forward purchaser no later than the opening of the NYSE on the trading day following the trading day on which common shares were sold under the equity distribution agreement. Each confirmation will include the number of common shares sold on the preceding day, the net proceeds and the compensation payable to the Agent in connection with the sales.

The equity distribution agreement contemplates that, in addition to the issuance and sale by us of common shares to or through the Agents as our sales agents, we may enter into separate forward sale agreements with a forward purchaser. If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such forward purchaser, common shares to hedge such forward purchaser’s exposure under such forward sale agreement. We will not receive any proceeds from any sale of common shares borrowed by a forward purchaser (or its affiliate) and sold through a forward seller.

We will pay each of the Agents a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per common share sold through it under the equity distribution agreement. In connection with each forward sale agreement, we will pay the applicable Agent, acting as forward seller in connection with such forward sale agreement, a commission in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed common shares sold through such Agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

We estimate that the total expenses for the offering, excluding compensation payable to the Agents under the terms of the equity distribution agreement, will be approximately $1,000,000. In connection with the sale of common shares, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions and discounts.

Settlement of sales of common shares (other than pursuant to a forward sale agreement) will occur on the second business day following the date on which such sales are made, or on some other date that is agreed upon by us and the applicable Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of common shares sold through the Agents under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of common shares.

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The Agents have determined that our common shares are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under the Exchange Act. If an Agent has, or we have, reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, the party will promptly notify the other parties, and sales of common shares under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the Agents and us.

The offering of common shares pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of common shares having an aggregate offering price of $500,000,000 pursuant to this offering and (2) the termination of the equity distribution agreement. The equity distribution agreement may be terminated by an Agent, a forward purchaser or us at any time upon three days’ notice. An Agent or a forward purchaser may terminate the equity distribution agreement earlier in certain circumstances, including our failure to maintain a listing of our common shares on the NYSE or the occurrence of a material adverse change in our company.

Sales Through Forward Sellers

If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such forward purchaser, common shares to hedge such forward purchaser’s exposure under such forward sale agreement.

In connection with any forward sale agreement, we will deliver instructions to the relevant Agent directing such Agent, as forward seller, to sell the applicable borrowed common shares on behalf of the relevant forward purchaser. Upon its acceptance of such instructions, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such common shares, as forward seller on behalf of such forward purchaser, on the terms and subject to the conditions set forth in the equity distribution agreement. We may instruct such Agent as to the amount of common shares to be sold by it as forward seller and may also instruct such Agent not to sell such common shares if the sales cannot be effected at or above a price designated by us. We or the applicable Agent may at any time immediately suspend the offering of common shares through such Agent, as forward seller, upon notice to the other parties.

Pursuant to each forward sale agreement, if any, we will have the right to issue and deliver to the forward purchaser party thereto a specified number of common shares on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, for all or any portion of such shares. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed common shares were sold pursuant to the equity distribution agreement by the relevant Agent, acting as forward seller, during the applicable forward selling period for such shares to hedge the relevant forward purchaser’s exposure under such forward sale agreement (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period). Thereafter, the forward price will be subject to the price adjustment provisions of the applicable forward sale agreement. We will not receive any proceeds from any sale of borrowed common shares through an Agent, acting as forward seller, and all of such net proceeds will be paid to the relevant forward purchaser (or one or more of its affiliates).

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement. Although, we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle any forward sale agreement by delivering common shares, we will receive an amount of cash from the relevant forward purchaser equal to the product of (1) the forward price per share under such forward sale agreement and (2) the number of common shares as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our common shares during the term of such forward sale agreement.

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We expect that, before any issuance of common shares upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share and funds from operations per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon physical settlement (based on the adjusted forward price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share or funds from operations per share as a result of such forward sale agreement except during periods when the average market price of our common shares is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on a specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common shares during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of common shares by us will result in dilution to our earnings per share and funds from operations per share.

Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the common shares subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase common shares in secondary market transactions over an unwind period to:

•

return common shares to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any common shares to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver common shares to us to the extent required upon settlement of such forward sale agreement.

If the price of our common shares at which these purchases by such forward purchaser (or its affiliate) are made is below the relevant forward price, such forward purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of common shares having a market value equal to such difference (if we elect to net share settle). If the price of our common shares at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward price, we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of common shares having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of common shares from such forward purchaser or require us to pay a significant amount of cash or deliver a significant number of common shares to such forward purchaser.

In addition, the purchase of common shares by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common shares to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of common shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of common shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.

Each forward purchaser will have the right to accelerate its forward sale agreement with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and require us to physically settle

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such shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) insufficient common shares have been made available for borrowing by securities lenders or (b) such forward purchaser or any of its affiliates would incur a share borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on our common shares that constitutes an extraordinary dividend under the forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common shares) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common shares under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.

In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any common shares pursuant to such forward sale agreement agreements, and we would not receive any proceeds pursuant to the forward sale agreements.

The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the sales agreement, and the sales agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.

Conflict of Interest

As described above under “Use of Proceeds,” some of the net proceeds of this offering and sales pursuant to a forward sale agreement may be used to repay amounts outstanding under our revolving credit facility and/or unsecured term loan. Affiliates of the Agents are lenders under our revolving credit facility and/or unsecured term loan; therefore, the Agents or affiliates of the Agents may receive more than 5% of the proceeds of this offering. Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because, as a REIT, we are excluded from that requirement.

Other Relationships

The Agents and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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If we enter into a forward sale agreement with any forward purchaser, we expect that such forward purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such forward purchaser, common shares to hedge such forward purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable forward purchaser (or one or more of its affiliates). Each forward purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreement.

Listing on the New York Stock Exchange

Our common shares are listed on the NYSE under the symbol “FRT.”

Indemnity

Pursuant to the equity distribution agreement, we have agreed to indemnify the Agents and the forward purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make because of any of those liabilities.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the common shares offered by this prospectus supplement will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington, DC. In addition, the descriptions of material federal income tax considerations contained in the accompanying prospectus under “Material Federal Income Tax Considerations” are, to the extent that they constitute matters of law, summaries of legal matters or legal conclusions, based upon the opinion of Pillsbury Winthrop Shaw Pittman LLP, Washington, DC. Sidley Austin LLP, New York, New York, will act as counsel to the Agents and the forward purchasers.

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PROSPECTUS

FEDERAL REALTY INVESTMENT TRUST

Common Shares, Preferred Shares, Depositary Shares, Share Purchase Contracts, Warrants, Guarantees and Units

FEDERAL REALTY OP LP

Debt Securities

Federal Realty Investment Trust, which we refer to as the Company, may from time to time offer, in one or more classes or series, separately or together, common shares of beneficial interest, preferred shares of beneficial interest, depositary shares representing interests in preferred shares of beneficial interest, share purchase contracts to purchase or sell our common shares of beneficial interest or preferred shares of beneficial interest, warrants to purchase common shares of beneficial interest or preferred shares of beneficial interest, guarantees of debt securities issued by Federal Realty OP LP, and units consisting of two or more securities described in this prospectus. The Company’s common shares of beneficial interest and depositary shares representing interests in the Company’s Series C preferred shares are listed on the New York Stock Exchange under the symbols “FRT” and “FRTPRC,” respectively.

Federal Realty OP LP, which we refer to as the Partnership, may from time to time offer debt securities in one or more classes or series.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities. When we sell a particular class or series of securities, we will prepare a prospectus supplement describing the offering and the terms of that class or series of securities. Such terms may include limitations on direct or beneficial ownership and restrictions on transfer that we believe are appropriate to preserve the Company’s status as a real estate investment trust for federal income tax purposes.

The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the securities covered by such prospectus supplement.

We may offer our securities directly, through agents we may designate from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus either separately or in units, in one or more offerings. Our prospectus provides you with a general description of these securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. Our prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

Except as otherwise noted, references herein to “we,” “us,” “our” or “ours” refer to Federal Realty Investment Trust and its directly or indirectly owned subsidiaries, including Federal Realty OP LP, unless the context otherwise requires. The term “you” refers to a prospective investor. The term “Company” refers to Federal Realty Investment Trust. The term “Partnership” refers to Federal Realty OP LP.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain statements that are not based on historical facts, including statements or information with words such as “may,” “will,” “could,” “should,” “plans,” “intends,” “expects,” “believes,” “estimates,” “anticipates,” “continues” and other similar words. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the Private Securities Litigation Reform Act of 1995. In particular, the risk factors included and incorporated by reference into this prospectus describe forward-looking information. The risk factors, including those in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 11, 2021, describe risks that may affect these statements but are not exhaustive, particularly with respect to possible future events. Many things can happen that can cause actual results to be different from those we describe. These factors include, but are not limited to:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy, or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•

risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•

risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;

•

risks related to the Company’s status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to the Company’s status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and

•

risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements or those contained in or incorporated by reference into this prospectus. We also make no promise to update any of the forward-looking statements, or to publicly release the results if we revise any of them.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto contained elsewhere in or incorporated by reference into this prospectus.

Federal Realty Investment Trust and Federal Realty OP LP

Federal Realty Investment Trust, which we refer to as the Company, is an equity real estate investment trust, or “REIT,” specializing in the ownership, management, and redevelopment of retail and mixed-use properties. Our properties are located primarily in communities where we believe retail demand exceeds supply, in strategically selected metropolitan markets in the Mid-Atlantic and Northeast regions of the United States, California, and South Florida.

Prior to January 1, 2022, the Company’s business was conducted through a predecessor entity also known as Federal Realty Investment Trust (the “Predecessor”). The Predecessor was founded in 1962 as a REIT under the laws of the District of Columbia and re-formed as a real estate investment trust under the laws of the State of Maryland in 1999. On December 2, 2021, the Predecessor’s Board of Trustees approved the reorganization of the Predecessor’s business into an umbrella partnership real estate investment trust, or “UPREIT.” To effect the UPREIT reorganization, the Predecessor formed a wholly-owned subsidiary real estate investment trust (“Holdco”), and Holdco formed its own wholly-owned subsidiary real estate investment trust (“Merger Sub”). Holdco also formed a wholly-owned subsidiary limited liability company known as Federal Realty GP LLC (the “General Partner”). Effective as of January 1, 2022, Merger Sub merged with and into the Predecessor, with the Predecessor being the surviving entity and becoming a wholly-owned subsidiary of Holdco (the “Merger”). At the effective time of the Merger, each outstanding capital share of the Predecessor was converted into one equivalent capital share of Holdco. Effective as of January 5, 2022, the Predecessor converted into a Delaware limited partnership known as Federal Realty OP LP, the entity we refer to herein as the Partnership. In connection with the UPREIT reorganization, Holdco changed its name to Federal Realty Investment Trust, the entity we refer to herein as the Company. The Company had the same consolidated assets and liabilities immediately following the Merger as the Predecessor immediately before the Merger. The General Partner is the sole general partner of the Partnership, and the Company owns 100% of the limited liability company interests of, is the sole member of and exercises exclusive control over the General Partner. Following the UPREIT reorganization described above, the Company expects to conduct its business through the Partnership and does not expect to have substantial assets or liabilities other than through its investment in the Partnership.

As of September 30, 2021, we owned or had a majority interest in community and neighborhood shopping centers and mixed-use properties which are operated as 106 predominantly retail real estate projects comprising approximately 25.4 million square feet. In total, the real estate projects were 92.8% leased and 90.2% occupied at September 30, 2021. We have paid quarterly dividends to our shareholders continuously since our founding in 1962 and have increased our dividends per common share for 54 consecutive years.

The Company qualifies for taxation as a REIT pursuant to the Internal Revenue Code of 1986, as amended, or the “Code,” and we intend to operate in a manner that will allow us to maintain such qualification.

Our principal executive offices are located at 909 Rose Ave., Suite 200, North Bethesda, MD 20852. Our telephone number is (301) 998-8100. Our website address is www.federalrealty.com. The information contained on our website is not a part of this prospectus and is not incorporated herein by reference.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, please consider the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, on file with the SEC, which is incorporated herein by reference, in addition to any risks and additional information included in this prospectus, in an applicable prospectus supplement and in any subsequent filing with the SEC that is incorporated herein by reference. The risks and uncertainties we have described are those we believe to be the principal risks that could affect us, our business or our industry, and which could result in a material adverse impact on our financial condition, results of operation or the market price of our securities. However, additional risks and uncertainties not currently known to us or that we currently deem immaterial may affect our business operations and the market price of our securities.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities pursuant to this prospectus for one or more of the following:

•	repayment of debt;

•	acquisition of additional properties;

•	funding our development and redevelopment pipeline;

•	redemption of preferred shares; and

•	working capital and general corporate purposes.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED BY FEDERAL REALTY INVESTMENT TRUST

In the following section, references to “we,” “us,” “our” and “ours” refer only to Federal Realty Investment Trust and not to the Partnership or its subsidiaries unless the context requires otherwise.

Shares of Beneficial Interest of Federal Realty Investment Trust

We are a Maryland real estate investment trust. Your rights as a shareholder are governed by the Code of Maryland, including Title 8 of the Corporations and Associations Article, or “Maryland REIT Law,” our declaration of trust, which sets forth the terms of our shares of beneficial interest, and our bylaws. The following summary of the material terms, rights and preferences of the shares of beneficial interest is not complete and is subject to and qualified in its entirety by reference to the laws of the State of Maryland, including the Maryland REIT law, our declaration of trust and our bylaws.

Authorized Shares

Our declaration of trust allows us to issue up to 100,000,000 common shares of beneficial interest, par value $.01 per share, and 15,000,000 preferred shares of beneficial interest, par value $.01 per share. As of December 30, 2021, the Predecessor had issued and outstanding 78,603,441 common shares, 399,896 preferred shares designated as 5.417% Series 1 Cumulative Convertible Preferred Shares, which we refer to as the “Series 1 preferred shares,” and 6,000 preferred shares designated as 5.000% Series C Cumulative Redeemable Preferred Shares, which we refer to as the “Series C preferred shares.” In connection with the Merger, each outstanding capital share of the Predecessor was converted into one equivalent capital share of the Company. See “Prospectus Summary – Federal Realty Investment Trust and Federal Realty OP LP.” The Company is treated as the successor to the Predecessor with respect to the common shares, Series 1 preferred shares and Series C preferred shares for all purposes hereunder.

Authority of the Board of Trustees Relating to Authorization and Classification of Shares. Our declaration of trust allows our Board of Trustees to take the following actions without approval by you or any shareholder:

•	classify or reclassify any authorized but unissued common shares or preferred shares into one or more classes or series of shares of beneficial interest;

•	amend the declaration of trust to change the total number of shares of beneficial interest authorized; and

•	amend the declaration of trust to change the authorized number of shares of any class or series of shares of beneficial interest.

If there are any laws or stock exchange rules which require us to obtain shareholder approval in order for us to take these actions, however, we will contact you and other shareholders to solicit that approval.

We believe that the power of the Board of Trustees to issue additional shares of beneficial interest will provide us with greater flexibility in structuring possible future financings and acquisitions and in meeting other future needs. Although the Board of Trustees does not currently intend to do so, it has the ability to issue a class or series of beneficial shares that could have the effect of delaying or preventing a change of our control that might involve a premium price for holders of our common shares or otherwise be favorable to them.

Common Shares of the Company

All common shares offered through this prospectus will be duly authorized, fully paid and nonassessable. As a shareholder, you will be entitled to receive distributions, or dividends, on the shares you own if the Board of Trustees authorizes a dividend to the holders of our common shares out of our legally available assets. Your right to receive those dividends may be affected, however, by the preferential rights of the Series 1 preferred shares and Series C preferred shares or any other class or series of shares of beneficial interest and the provisions of our declaration of trust regarding restrictions on the transfer of shares of beneficial interest. For example, you may not receive dividends if no funds are available for distribution after we pay dividends to holders of preferred shares. In the event of our liquidation, dissolution or winding up, holders of our common shares will be entitled to share pro rata in all of our assets remaining after payment or provision for all of our debts and other liabilities and preferential amounts owing in respect of our Series 1 preferred shares, Series C preferred shares and any other shares of beneficial interest having a priority over our common shares in the event of our liquidation, dissolution or winding up. As noted above under “—Authorized Shares,” our outstanding Series 1 preferred shares and Series C preferred shares rank senior to our common shares with respect to the payment of dividends and as to the distribution of assets in the event of our liquidation, dissolution or winding up.

Voting Rights. Each outstanding common share owned by a shareholder entitles that holder to one vote on all matters submitted to a vote of common shareholders, including the election of trustees. The right to vote is subject to the provisions of our declaration of trust regarding the restriction of the transfer of shares of beneficial interest, which we describe under “— Restrictions on Ownership and Transfer of Company Shares,” below. There is no cumulative voting in the election of trustees, which means that, under Maryland law and our bylaws, the holders of a plurality of all of the votes cast at a meeting of shareholders duly called and at which a quorum is present can elect a trustee. The holders of the remaining shares will not be able to elect any trustees.

As a holder of a common share, you will not have any right to:

•	convert your shares into any other security;

•	have any funds set aside for future payments;

•	require us to repurchase your shares; or

•	purchase any of our securities, if other securities are offered for sale, other than as a member of the general public.

Subject to the terms of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, each common share has the same dividend, distribution, liquidation and other rights as each other common share.

According to the terms of our declaration of trust and bylaws, and Maryland law, all matters submitted to the shareholders for approval, except for those matters listed below, are approved if a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present are voted in favor of approval. The following matters require approval other than by a majority of all votes cast:

•

the election of trustees (which requires a plurality of all the votes cast at a meeting of our shareholders at which a quorum is present), provided, however, that if any trustee does not receive a majority of all the votes cast where the number of nominees is the same as the number of trustees to be elected, such trustee shall tender his or her resignation within five business days after certification of the vote and such resignation shall be acted upon by our Board of Trustees within sixty days of such certification;

•

the removal of trustees (which requires the affirmative vote of the holders of two-thirds of the number of shares outstanding and entitled to vote on such a matter if the removal is approved or recommended by a vote of at least two-thirds of the Board of Trustees or the affirmative vote of the holders of not less than 80% of the number of shares then outstanding and entitled to vote on such matter if the removal is not approved or recommended by a vote of at least two-thirds of the Board of Trustees);

•

the amendment of our declaration of trust by shareholders (which requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter only if the amendment was not approved by a unanimous vote of the Board of Trustees, but requires the affirmative vote of only a majority of votes entitled to be cast on the matter if the amendment was approved by a unanimous vote of the Board of Trustees);

•

our termination, winding up of affairs and liquidation (which requires, after approval by a majority of the entire Board of Trustees, the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and

•

subject to certain exceptions under Maryland law, our merger or consolidation with another entity or sale of all or substantially all of our property (which requires the approval of the Board of Trustees and an affirmative vote of two-thirds of all the votes entitled to be cast on the matter).

Our declaration of trust permits the Board of Trustees to revoke our election to be taxed as a REIT under the Code or to determine that compliance with any restriction or limitations on ownership and transfers of shares set forth in the declaration of trust is no longer required in order for us to qualify as a REIT. Our declaration of trust also permits the Board of Trustees to amend the declaration of trust from time to time, without approval by you or the other shareholders, to:

•	qualify as a real estate investment trust under Maryland REIT law or the Code; or

•	to increase or decrease the authorized aggregate number of shares and number of authorized shares of any class or series.

In addition, any provision of our bylaws may be adopted, altered or repealed either by our Board of Trustees, subject to certain limitations contained in our bylaws, without any action by the shareholders or by the shareholders at any meeting of shareholders called for that purpose, by the affirmative vote of holders of not less than a majority of the shares then outstanding and entitled to vote.

Preemptive Rights. Under the declaration of trust, no holder of shares of beneficial interest has any preemptive rights to subscribe to any issuance of additional shares. The Board of Trustees, in classifying or reclassifying any unissued shares of beneficial interest, however, has the right to grant holders of shares preemptive rights to purchase or subscribe for additional shares of beneficial interest or other securities.

Stock Exchange Listing. The common shares are traded on the New York Stock Exchange under the trading symbol “FRT.”

Transfer Agent and Registrar. The transfer agent and registrar for the common shares is American Stock Transfer & Trust Company, LLC, New York, New York.

Series 1 Preferred Shares of the Company

In March 2007, the Predecessor issued 399,896 Series 1 preferred shares and filed articles supplementary to its declaration of trust setting forth the terms of the Series 1 preferred shares. At the effective time of the Merger, each Series 1 preferred share of the Predecessor was converted into a Series 1 preferred share of the Company, having the same designations, rights, powers and preferences, and the same qualifications, limitations, restrictions and other terms as the corresponding Series 1 preferred shares of the Predecessor immediately prior to the Merger.

Below is a brief description of the terms of the Series 1 preferred shares, which is subject to and qualified in its entirety by reference to our declaration of trust, which sets forth the terms of the Series 1 preferred shares.

Rank. The Series 1 preferred shares rank pari pasu with the Series C preferred shares and senior to the common shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. Our declaration of trust provides that, unless full cumulative dividends on all outstanding Series 1 preferred shares and any other class or series of our shares of beneficial interest ranking, as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, on a parity with the Series 1 preferred shares, or “Parity Shares,” shall have been declared and paid or declared and set apart for payment for all past dividend periods, then no dividends, other than dividends paid solely in common shares, or options, warrants or rights to subscribe for or purchase common shares, or any other shares of beneficial interest which rank junior to the Series 1 preferred shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, or “Junior Shares,” shall be declared or paid or set apart for payment on the common shares nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common shares made for purposes of any employee incentive or benefit plan of ours) for any consideration by us, directly or indirectly (except by conversion into or exchange for shares of Junior Shares).

Dividends. Each Series 1 preferred share is entitled to receive, when, as and if authorized by our Board of Trustees out of funds legally available for that purpose, cumulative preferential dividends payable in cash at a rate of 5.417% of the liquidation price of $25, which is equivalent to $1.35425 per annum.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, the holders of Series 1 preferred shares shall be entitled to receive $25 per share, plus all accrued and unpaid dividends, before any distribution shall be made with respect to the common shares.

Voting Rights. The Series 1 preferred shares shall have no voting rights.

Conversion Rights. Subject to other applicable provisions within our declaration of trust pertaining to the Series 1 preferred shares, the Series 1 preferred shares shall be convertible, at the option of each holder, into a number of fully paid and nonassessable common shares determined by dividing (A) the product obtained by multiplying (i) the number of Series 1 preferred shares being converted by (ii) liquidation price; by (B) the option conversion price as in effect immediately prior to the close of business on the option conversion date.

Transfer Agent and Registrar. The transfer agent and registrar for the Series 1 preferred shares is American Stock Transfer & Trust Company, LLC, New York, New York.

Series C Preferred Shares of the Company

In September 2017, the Predecessor issued 6,000 Series C preferred shares and filed articles supplementary to its declaration of trust setting forth the terms of the Series C preferred shares. At the effective time of the Merger, each Series C preferred share of the Predecessor was converted into a Series C preferred share of the Company, having the same designations, rights, powers and preferences, and the same qualifications, limitations, restrictions and other terms as the corresponding Series C preferred shares of the Predecessor immediately prior to the Merger.

Below is a brief description of the terms of the Series C preferred shares, which is subject to and qualified in its entirety by reference to our declaration of trust, which sets forth the terms of the Series C preferred shares.

Rank. The Series C preferred shares rank pari pasu with the Series 1 preferred shares and senior to the common shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. Our declaration of trust provides that, unless full cumulative dividends on all outstanding Series C preferred shares and any Parity Shares shall have been declared and paid or declared and set apart for payment for all past dividend periods, then no dividends, other than dividends paid solely in common shares, or options, warrants or rights to subscribe for or purchase common shares, or any Junior Shares, shall be declared or paid or set apart for payment on the common shares nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common shares made for purposes of any employee incentive or benefit plan of ours) for any consideration by us, directly or indirectly (except by conversion into or exchange for Junior Shares).

Dividends. Each Series C preferred share is entitled to receive, when, as and if authorized by our Board of Trustees out of funds legally available for that purpose, cumulative preferential dividends payable in cash at a rate of 5.000% of the liquidation price of $25,000, which is equivalent to $1,250 per annum.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, the holders of Series C preferred shares shall be entitled to receive $25,000 per share, plus all accrued and unpaid dividends, before any distribution shall be made with respect to the common shares.

Voting Rights. The Series C preferred shares generally have no voting rights. However, if and whenever dividends payable on the Series C preferred shares are in arrears for six or more dividend periods, whether or not declared or consecutive, holders of the depositary shares representing Series C preferred shares (voting together as a class with holders of any other classes or series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional trustees to serve on our Board of Trustees until we pay all accrued and unpaid dividends on the Series C preferred shares to which the holders thereof are entitled.

Conversion Rights. The Series C preferred shares have no conversion rights.

Redemption by the Company. The Series C preferred shares may be redeemed for cash, in whole or from time to time in part, on any date on or after September 29, 2022 at the option of the Company at a price per share equal to $25,000.00 plus accrued and unpaid dividends thereon, if any, to, but excluding, the redemption date.

Depositary Shares. Interests in the Series C preferred shares are represented by depositary shares, which we refer to as the “Series C depositary shares.” Each Series C depositary share represents a 1/1000th fractional interest in a Series C preferred share. The Series C preferred shares have been deposited with American Stock Transfer & Trust Company, LLC, as depositary, under a deposit agreement between us, the depositary and the holders from time to time of the depositary receipts issued by the depositary thereunder. The depositary receipts evidence the Series C depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary receipt representing a Series C depositary share will be entitled to all the rights and preferences of a fractional interest in a Series C preferred share (including dividends, voting, redemption and liquidation rights and preferences).

Stock Exchange Listing. The Series C depositary shares are traded on the New York Stock Exchange under the trading symbol “FRTPRC.”

Transfer Agent and Registrar. The transfer agent and registrar for the Series C preferred shares is American Stock Transfer & Trust Company, LLC, New York, New York.

Preferred Shares of the Company

In addition to the Series 1 preferred shares and Series C preferred shares, the terms of which are described above, we may issue one or more series of preferred shares. The following is a general description of the preferred shares that we may offer from time to time. The particular terms of the preferred shares being offered and the extent to which such general provisions may apply will be set forth in the applicable prospectus supplement.

General. Preferred shares may be offered and sold from time to time, in one or more series, as authorized by the Board of Trustees. The Board of Trustees is authorized by Maryland law and our declaration of trust to set for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption. The Board of Trustees has the power to set preferences, powers and rights, voting or other terms of preferred shares that are senior to, or better than, the rights of holders of common shares or other series of preferred shares. The offer and sale of preferred shares could have the effect of delaying or preventing a change of our control that might involve a premium price for holders of our common shares or otherwise be favorable to them.

Terms. You should refer to the prospectus supplement relating to the offering of any preferred shares for specific terms, including the following terms:

•	the title of those preferred shares;

•	the number of preferred shares offered and the offering price of those preferred shares;

•	the dividend rate(s), period(s), amounts and/or payment date(s) or method(s) of calculation of any of those terms that apply to those preferred shares;

•	the date from which dividends on those preferred shares will accumulate, if applicable;

•	the terms and amount of a sinking fund, if any, for the purchase or redemption of those preferred shares;

•	the redemption rights, including conditions, time(s) and the redemption price(s), if applicable, of those preferred shares;

•	the voting rights, if any, of those preferred shares;

•	any listing of those preferred shares on any securities exchange;

•

the terms and conditions, if applicable, upon which those preferred shares will be convertible into common shares or any of our other securities, including the conversion price or rate (or manner of calculation thereof);

•	the relative ranking and preference of those preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with that series of preferred shares as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	the procedures for any auction and remarketing, if any, for those preferred shares;

•	any other specific terms, preferences, rights, limitations or restrictions of those preferred shares;

•	a discussion of any additional federal income tax consequences applicable to those preferred shares; and

•

any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in “— Restrictions on Ownership and Transfer of Company Shares,” in each case as may be appropriate to preserve our status as a REIT.

The terms of any preferred shares we issue through this prospectus will be set forth in articles supplementary to our declaration of trust or in an amendment to our declaration of trust. We will file the articles supplementary or any such amendment as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail. You should read the applicable articles supplementary or amendment to our declaration of trust for a complete description of all of the terms.

Rank. Unless we say otherwise in a prospectus supplement, the preferred shares offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common shares, and to all other equity securities ranking junior to those preferred shares;

•	on a parity with all of our equity securities ranking on a parity with the preferred shares; and

•	junior to all of our equity securities ranking senior to the preferred shares.

For purposes of this description of our preferred shares, the term “equity securities” does not include convertible debt securities that we may offer from time to time.

Dividends. Subject to any preferential rights of any outstanding shares or series of shares and to the provisions of our declaration of trust regarding ownership of shares in excess of the ownership limitation described below under “— Restrictions on Ownership and Transfer of Company Shares,” our preferred shareholders are entitled to receive dividends, when and as authorized by our Board of Trustees, out of legally available funds.

Redemption. If we provide for a redemption right in a prospectus supplement, the preferred shares offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that supplement.

Liquidation Preference. As to any liquidation preference applicable to preferred shares offered through this prospectus, the applicable supplement shall provide that, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of those preferred shares shall receive, before any distribution or payment shall be made to the holders of any other class or series of shares ranking junior to those preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, and after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of any liquidation preference per share (set forth in the applicable supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (not including any accumulation in respect of unpaid distributions for prior distribution periods if those preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of those preferred shares will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of those outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with those preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of those preferred shares and all other such classes or series of equity security shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred shares entitled to receive those distributions prior to any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, then our remaining assets shall be distributed among the holders of those junior classes or series of equity shares, in each case according to their respective rights and preferences and their respective number of shares.

Voting Rights. Unless otherwise indicated in the applicable supplement, holders of preferred shares we issue in the future will not have any voting rights, except as may be required by applicable law or any applicable rules and regulations of the New York Stock Exchange.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the prospectus supplement relating to the offering of those preferred shares. These terms typically will include:

•	the number of common shares into which the preferred shares are convertible;

•	the conversion price or rate (or manner of calculation thereof);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of that series of preferred shares.

Transfer Agent and Registrar. We will identify the transfer agent and registrar for any additional series of preferred shares issued through this prospectus in a prospectus supplement.

Restrictions on Ownership and Transfer of Company Shares

Restrictions on ownership and transfer of shares are important to ensure that we meet certain conditions under the Code to qualify as a REIT. For example, the Code contains the following requirements.

•

No more than 50% in value of a REIT’s shares may be owned, actually or constructively (based on attribution rules in the Code), by five or fewer individuals during the last half of a taxable year or a proportionate part of a shorter taxable year, which we refer to as the 5/50 Rule. Under the Code, individuals include certain tax-exempt entities except that qualified domestic pension funds are not generally treated as individuals.

•

If a REIT, or an owner of 10% or more of a REIT, is treated as owning 10% or more of a tenant of the REIT’s property, the rent received by the REIT from the tenant will not be “qualifying income” for purposes of the REIT gross income tests of the Code.

•	A REIT’s shares or beneficial interests must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

In order to maintain our qualification as a REIT, our declaration of trust, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares or more than 9.8% in value of our outstanding capital shares. In this prospectus, the term “ownership limitation” is used to describe this provision of our declaration of trust.

Any transfer of shares will be null and void, and the intended transferee will acquire no rights in such shares if the transfer:

•	results in any person owning, directly or indirectly, shares in excess of the ownership limitation;

•	results in the shares being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	results in our being “closely held” (within the meaning of Section 856(h) of the Code);

•	causes us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our real property (within the meaning of Section 856(d)(2)(B) of the Code); or

•	otherwise results in our failure to qualify as a REIT.

Automatic Transfer of Shares to Trust. With certain exceptions described below, if any purported transfer of shares would violate any of the restrictions described in the immediately preceding paragraph, then the transfer will be null and void, and those shares will be designated as “shares-in-trust” and transferred automatically to a charitable trust. The transfer to the trust is effective as of the end of the business day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust must deliver those shares to us for registration in the name of the trust. We will designate a trustee who is not affiliated with us. The beneficiary of the trust will be one or more charitable organizations named by us.

Any shares-in-trust remain issued and outstanding shares and are entitled to the same rights and privileges as all other shares of the same class or series. The trust receives all dividends and distributions on the shares-in-trust and holds such dividends and distributions in trust for the benefit of the beneficiary. The trustee votes all shares-in-trust. The trustee shall also designate a permitted transferee of the shares-in-trust. The permitted transferee must purchase the shares-in-trust for valuable consideration and acquire the shares-in-trust without resulting in the transfer being null and void.

The record holder with respect to shares-in-trust must pay the trust any dividends or distributions received by such record holder that are attributable to any shares-in-trust if the record date for those shares-in-trust was on or after the date that such shares became shares-in-trust. Upon sale or other disposition of the shares-in-trust to a permitted transferee, the record holder generally will receive from the trustee, the lesser of:

•	the price per share, if any, paid by the record holder for the shares; or

•	if no amount was paid for such shares (e.g., if such shares were received through a gift or devise),

•	the price per share equal to the market price (which is calculated as defined in our declaration of trust) on the date the shares were received, or

•	the price per share received by the trustee from the sale of such shares-in-trust.

Any amounts received by the trustee in excess of the amounts paid to the record owner will be distributed to the beneficiary. Unless sooner sold to a permitted transferee, upon our liquidation, dissolution or winding up, the record owner generally will receive from the trustee its share of the liquidation proceeds but in no case more than the price per share paid by the record owner or, in the case of a gift or devise, the market price per share on the date such shares were received by the trust.

The shares-in-trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that created the shares-in-trust (or, in the case of a gift or devise, the market price per share on the date of such transfer) or the market price per share on the date that we, or our designee, accepts such offer. We may accept such offer until the trustee has sold the shares-in-trust as provided above.

Any person who acquires or attempts to acquire shares which would be null and void under the restrictions described above, or any person who owned common shares or preferred shares that were transferred to a trust, must both give us immediate written notice of such event and provide us such other information as requested in order to determine the effect, if any, of such transfer on our status as a REIT.

If a shareholder owns more than 5% of the outstanding common shares or preferred shares, then the shareholder must notify us of its share ownership by January 30 of each year.

The ownership limitation generally does not apply to the acquisition of shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees may exempt a person from the ownership limitation under certain circumstances and conditions. The restrictions on ownership and transfer described in this section of this prospectus will continue to apply until the Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

The Board of Trustees has agreed to exempt from the ownership limitation BlackRock, Inc., or BlackRock, for itself, its subsidiaries and on behalf of investment funds and accounts for whom BlackRock acts as manager or investment advisor with respect to ownership of our equity shares. The Board of Trustees approved an exemption for BlackRock which permits BlackRock and its subsidiaries and investment funds and accounts combined, to the extent they comprise a group under SEC rules, to own up to 15.0% of our outstanding equity or common shares. BlackRock and each of its subsidiaries and investment funds and accounts will remain individually subject to the ownership limitation. The exemption will terminate upon at least 30 days notice given by us.

The Board of Trustees has also agreed to exempt from the ownership limitation Cohen & Steers Capital Management, Inc., or Cohen & Steers, for itself, its affiliates and on behalf of the mutual funds and institutional investor client accounts it advises with respect to ownership of our common shares. The Board of Trustees approved an exemption for Cohen & Steers which permits Cohen & Steers and its affiliates and mutual funds and investor client accounts, combined, to own up to 15.0% of our outstanding common shares. The exemption will expire upon prior notice given by us to Cohen & Steers in the event its mutual funds and investor client accounts no longer own at least 7.0% of our common shares for 180 days in any calendar year.

The ownership limitation could have the effect of delaying, deferring or preventing a transaction or a change in our control that might involve a premium price for the common shares or preferred shares or otherwise be in the best interest of our shareholders. All certificates representing shares will bear a legend referring to the restrictions described above.

Depositary Shares of the Company

General. We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares. We will deposit the preferred shares of any series represented by depositary shares with a depositary under a deposit agreement. We will identify the depositary in a prospectus supplement. Subject to the terms of the deposit agreement, if you own a depositary share, you will be entitled, in proportion to the fraction of the preferred share represented by your depositary share, to all of the rights and preferences to which you would be entitled if you owned the preferred share represented by your depositary share directly (including dividend, voting, redemption, conversion, subscription and liquidation rights). As of December 31, 2021, we had 6,000,000 depositary shares issued and outstanding, each representing a 1/1000th fractional interest in a Series C preferred share. See “—Series C Preferred Shares of the Company.”

The depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of our preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

Dividends and Other Provisions. If you are a “record holder” (as defined below) of depositary receipts and we pay a cash dividend or other cash distribution with respect to the preferred share represented by your depositary share, the depositary will distribute all cash dividends or other cash distributions it receives in respect of the preferred shares represented by your depositary receipts in proportion to the number of depositary shares you owned on the record date for that dividend or distribution.

If we make a distribution in a form other than cash, the depositary will distribute the property it receives to you and all other record holders of depositary receipts in an equitable manner, unless the depositary determines that it is not feasible to do so. If the depositary decides it cannot feasibly distribute the property, it may sell the property and distribute the net proceeds from the sale to you and the other record holders. The amount the depositary distributes in any of the foregoing cases may be reduced by any amounts that we or the depositary is required to withhold on account of taxes.

A “record holder” is a person who holds depositary receipts on the record date for any dividend, distribution or other action. The record date for depositary shares will be the same as the record date for the preferred shares represented by those depositary receipts.

Withdrawal of Preferred Shares. If you surrender your depositary receipts, the depositary will be required to deliver certificates to you evidencing the number of preferred shares represented by those receipts (but only in whole shares). If you deliver depositary receipts representing a number of depositary shares that is greater than the number of whole shares to be withdrawn, the depositary will deliver to you, at the same time, a new depositary receipt evidencing the fractional shares.

Redemption of Depositary Shares. If we redeem a series of preferred shares represented by depositary receipts, the depositary will redeem depositary shares from the proceeds it receives after redemption of the preferred shares. The redemption price per depositary share will equal the applicable fraction of the redemption price per share payable with respect to that series of preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary will select shares to be redeemed by lot, pro rata or by any other equitable method it may determine. After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. All rights of the holders of those depositary shares will cease, except the right to receive the redemption price that the holders of the depositary shares were entitled to receive upon redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Shares. When the depositary receives notice of any meeting at which the holders of preferred shares are entitled to vote, the depositary will mail information contained in the notice to you as a record holder of the depositary shares relating to the preferred shares. As a record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred shares), you will be entitled to instruct the depositary as to how you would like your votes to be exercised. The depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by your depositary shares in accordance with your instructions. We will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do this. If you do not send specific instructions the depositary will not vote the preferred shares represented by your depositary shares.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, you will be entitled, as a record holder of depositary shares, to the fraction of the liquidation preference accorded each applicable preferred share, as has been set forth in a prospectus supplement.

Conversion of Preferred Shares. Our depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in a prospectus supplement, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common or preferred shares, as the case may be. We will agree that, upon receipt of this type of instructions and any amounts payable, we will convert the depositary shares using the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in issuance of a fractional share, we will pay an amount of cash equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement. We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters your rights as a holder of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if:

•	we redeem all outstanding depositary shares;

•

we make a final distribution in respect of the preferred shares to which the depositary shares and agreement relate, including in connection with any liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary shares; or

•	each preferred share to which the depositary shares and agreement relate shall have been converted into shares of beneficial interest not represented by depositary shares.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering a notice to us of its election to do so. Additionally, we may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary and the successor accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and issuance of depositary receipts, all withdrawals of preferred shares by owners of the depositary shares and any redemption of the preferred shares. You will pay other transfer and other taxes, governmental charges and other charges expressly provided for in the deposit agreement.

Miscellaneous. The depositary will forward to you all reports and communications from us that we are required, or otherwise determine, to furnish to the holders of the preferred shares. The holders of depositary receipts shall have the right to inspect the transfer books of the depositary and the list of holders of depositary receipts as provided in the applicable deposit agreement or as required by law.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Share Purchase Contracts that may be offered by Federal Realty Investment Trust

Share Purchase Contracts. We may issue share purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of our common shares of beneficial interest or preferred shares of beneficial interest at a future date or dates. If we offer share purchase contracts, we will describe the terms in a prospectus supplement. Share purchase contracts may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. The price per common share of beneficial interest or preferred share of beneficial interest may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula contained in the share purchase contracts. We may issue share purchase contracts in such amounts and in as many distinct series as we wish.

The following are some of the share purchase contract terms that could be described in a prospectus supplement:

•

whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, common shares of beneficial interest or preferred shares of beneficial interest and the nature and amount of common shares of beneficial interest or preferred shares of beneficial interest, or the method of determining that amount;

•	whether the share purchase contracts are to be prepaid or not;

•

whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares of beneficial interest or preferred shares of beneficial interest;

•	a discussion of any material U.S. federal income tax considerations applicable to the share purchase contracts;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; and

•	whether the share purchase contracts will be issued in fully registered or global form.

Description of Warrants that may be offered by Federal Realty Investment Trust

Warrants. We may issue warrants for the purchase of common shares, preferred shares or depositary shares representing interests in preferred shares. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us or the holder or beneficial owner, or we could issue warrants pursuant to a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such warrants.

The following are some of the warrant terms that could be described in a prospectus supplement:

•	the title of the warrant;

•	the aggregate number of warrants;

•	the price or prices at which the warrant will be issued;

•	the designation, number and terms of the common shares, preferred shares or depositary shares representing interests in preferred shares that may be purchased on exercise of the warrant;

•	the date, if any, on and after which the warrant and the related securities will be separately transferable;

•	the price at which each security purchasable on exercise of the warrant may be purchased;

•	the dates on which the right to purchase the securities purchasable on exercise of the warrant will begin and end;

•	the minimum or maximum number of securities that may be purchased at any one time;

•	any anti-dilution protection;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other warrant terms, including terms relating to transferability, exchange or exercise of the warrant.

Description of Guarantees that may be offered by Federal Realty Investment Trust

We may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more classes or series of debt securities of the Partnership, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of the Partnership punctually to pay any principal, premium or interest on any guaranteed debt security, we will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Partnership. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

Description of Units that may be offered by Federal Realty Investment Trust

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be identified in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.

The following are some of the unit terms that could be described in a prospectus supplement:

•	the title of any series of units;

•	the designation and terms of the units and of the securities comprising the units;

•

the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	whether the units will be issued in fully registered or global form;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	a discussion of the material U.S. federal income tax considerations applicable to the units;

•	whether the units will be listed on any securities exchange; and

•	any other terms of the units and their constituent securities.

Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws

The following summary of certain provisions of the Maryland General Corporation Law and our declaration of trust and bylaws is not complete. You should read the Maryland General Corporation Law and our declaration of trust and bylaws for more complete information.

The following provisions, together with the ability of the Board of Trustees to increase the number of authorized shares, in the aggregate or by class, and to issue preferred shares without further shareholder action, the transfer restrictions described under “— Restrictions on Ownership and Transfer of Company Shares” and the supermajority voting rights described under “— Common Shares of the Company — Voting Rights,” may delay or frustrate the removal of incumbent trustees or the completion of transactions that would be beneficial, in the short term, to our shareholders. The provisions may also discourage or make more difficult a merger, tender offer, other business combination or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events would offer our shareholders a premium price on their securities or otherwise be favorable to the interests of our shareholders.

Business Combinations. Applicable Maryland law, as set forth in the Maryland General Corporation Law, limits our ability to enter into “business combinations” and other corporate transactions, including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities when the combination is between us and an “interested shareholder” (as defined below) or an affiliate of an “interested shareholder.” An interested shareholder is:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting shares; or

•

any of our affiliates that beneficially owned, directly or indirectly, 10% or more of the voting power of our outstanding voting shares at any time within two years immediately prior to the applicable date in question.

We may not engage in a business combination with an interested shareholder or any of its affiliates for five years after the interested shareholder becomes an interested shareholder. This prohibition does not apply to business combinations involving us that are exempted by the Board of Trustees before the interested shareholder becomes an interested shareholder.

We may engage in business combinations with an interested shareholder if at least five years have passed since the person became an interested shareholder, but only if the transaction is:

•	recommended by our Board of Trustees; and

•	approved by at least,

•	80% of our outstanding shares entitled to vote; and

•	two-thirds of our outstanding shares entitled to vote that are not held by the interested shareholder or any of its affiliates.

Shareholder approval will not be required if our common shareholders receive a minimum price (as defined in the statute) for their shares and our shareholders receive cash or the same form of consideration as the interested shareholder paid for its shares.

Control Share Acquisitions. Our bylaws exempt acquisitions of our shares of beneficial interest by any person from “control share acquisition” requirements discussed below. With the approval of our Board of Trustees, and of shareholders holding at least a majority of shares outstanding and entitled to vote on the matter, however, we could modify or eliminate the exemption in the future. If the exemption were eliminated, “control share acquisitions” would be subject to the following provisions.

The Maryland General Corporation Law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless two-thirds of the shareholders (excluding shares owned by the acquirer and by the officers and trustees who are employees of the Maryland REIT) approve their voting rights.

“Control Shares” are shares that, if added to all other shares previously acquired, would entitle that person to exercise voting power, in electing trustees, within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote with shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If this provision becomes applicable to us, a person who has made or proposes to make a control share acquisition could, under certain circumstances, compel our Board of Trustees to call a special meeting of shareholders to consider the voting rights of the control shares. We could also present the question at any shareholders’ meeting on our own.

If this provision becomes applicable to us, subject to certain conditions and limitations, we would be able to redeem any or all control shares. If voting rights for control shares were approved at a shareholders’ meeting and the acquirer were entitled to vote a majority of the shares entitled to vote, all other shareholders could exercise appraisal rights and exchange their shares for a fair value as defined by statute.

Duties of Trustees. Under Maryland law, there is a presumption that the act of a trustee satisfies the required standard of care. An act of a trustee relating to or affecting an acquisition or a potential acquisition of control is not subject under Maryland law to a higher duty or greater scrutiny than is applied to any other act of a trustee.

Number of Trustees. The number of trustees may be increased or decreased pursuant to the bylaws, provided that the total number of trustees may not be less than five or more than 10. Under Maryland law and our declaration of trust, trustees are elected for one-year terms.

Removal of Trustees. Under the declaration of trust, and subject to the rights of any holders of preferred shares, our trustees may remove a trustee with cause, as defined in our declaration of trust, by the vote of all the other trustees or the shareholders may remove a trustee, with or without cause, at any meeting of shareholders called for that purpose, either by:

•

the affirmative vote of the holders of two-thirds of the number of shares outstanding and entitled to vote on that matter if the removal is approved or recommended by a vote of at least two-thirds of the Board of Trustees; or

•

the affirmative vote of the holders of not less than 80% of the number of shares then outstanding and entitled to vote on that matter if the removal is not approved or recommended by a vote of at least two-thirds of the Board of Trustees.

Vacancies on the Board of Trustees. The bylaws provide that, subject to the rights of any holders of preferred shares, any vacancy on the Board of Trustees, including a vacancy created by an increase in the number of trustees, may be filled by vote of a majority of the remaining trustees, or, if the trustees fail to act, at a meeting called for that purpose by the vote of a majority of the shares entitled to vote on the matter. Each trustee so elected shall serve for the unexpired term of the trustee he is replacing.

Meetings of Shareholders. Our bylaws provide for an annual meeting of shareholders, to be held in May after delivery of the annual report to shareholders, to elect individuals to the Board of Trustees and transact such other business as may properly be brought before the meeting. Special meetings of shareholders may be called by our Chairman of the Board of Trustees, Chief Executive Officer, President or by one-third of the Board of Trustees, and shall be called at the request in writing of the holders of 25% of all votes entitled to be cast at the meeting.

Our declaration of trust provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, if a majority of shares entitled to vote on the matter (or such larger proportion as shall be required to take the action) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders.

Advance Notice for Shareholder Nominations and Shareholder New Business Proposals. Our bylaws require advance written notice for shareholders to nominate a trustee or bring other business before a meeting of shareholders. For an annual meeting, to nominate a trustee or bring other business before a meeting of shareholders, a shareholder must deliver notice to our Secretary not later than the close of business on the 120th day and not earlier than the 150th calendar day prior to the first anniversary of the date of the proxy statement relating to the preceding year’s annual meeting. If the date of the annual meeting is changed by more than 30 days from the date of the preceding year’s meeting or if we did not hold an annual meeting the preceding year, notice must be delivered within a reasonable time before we begin to print and mail our proxy materials.

For a special meeting, to nominate a trustee, a shareholder must deliver notice to our Secretary not earlier that the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the date on which public announcement is first made of the special meeting. Nominations for elections to the Board of Trustees may be made at a special meeting by shareholders of record both at the time of giving of notice of the special meeting and at the time of the special meeting and who are entitled to vote at the special meeting and who complied with the notice procedures in our bylaws only (a) pursuant to the notice of special meeting, (b) by or at the direction of the Board of Trustees or (c) if the Board of Trustees has determined that trustees shall be elected at the special meeting.

Our bylaws provide that we will include in our proxy statement for any annual meeting individuals nominated to stand for election to our board of trustees by any shareholder or group of up to 20 shareholders who have owned at least three percent of our outstanding common shares of beneficial interest for at least three years. The number of potential nominees shareholders can submit for any annual meeting is limited to the greater of two nominees or 20% of the total number of trustees on the board. Proxy access is subject to procedural and other conditions and requirements as described more fully in our bylaws.

The postponement or adjournment of an annual or special meeting to a later date or time shall not commence any new time periods for the giving of notice as described above. Our bylaws contain detailed requirements for the contents of shareholder notices of trustee nominations and new business proposals.

Shareholder Liability and Indemnification. Under Maryland law, you will not be personally liable for any obligation of ours solely because you are a shareholder. Under our declaration of trust, our shareholders are not liable for our debts or obligations by reason of being a shareholder and will not be subject to any personal liability, in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a shareholder. Under our bylaws, our shareholders shall have similar indemnification and expense advancement rights as our trustees and officers.

In some jurisdictions other than Maryland, however, with respect to tort claims, contractual claims where shareholder liability is not negated by the express terms of the contract, claims for taxes and certain statutory liabilities, our shareholders may be personally liable to the extent that those claims are not satisfied by us. In addition, common law theories of “piercing the corporate veil” may be used to impose liability on shareholders in certain instances.

Limitation of Liability of Trustees and Officers. Our declaration of trust, to the maximum extent permitted under Maryland law in effect from time to time with respect to liability of trustees and officers of a REIT, provides that no trustee or officer of ours shall be liable to us or to any shareholder for money damages. The Maryland General Corporation Law provides that we may restrict or limit the liability of trustees or officers for money damages except to the extent:

•	it is proved that the trustee or officer actually received an improper benefit or profit in money, property or services; or

•

a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was material to the cause of action adjudicated and was the result of active and deliberate dishonesty.

Our declaration of trust provides that neither amendment nor repeal or any provision of our declaration of trust, nor adoption of any other provision, shall apply to or affect in any respect the applicability of such limitation of liability with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Indemnification of Directors and Officers. Our declaration of trust permits us to indemnify and advance expenses to, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee or officer of ours or to any individual who, while a trustee of ours, serves or has served as a director, officer, partner, trustee, employee or agent of another REIT, corporation partnership, joint venture, trust, employee benefit plan or any other enterprise, in connection with any claim or liability to which such person may become subject or which such person may incur by reason of such status.

Our bylaws require us to indemnify: (a) any trustee, officer or former trustee or officer, including any individual who, while a trustee or officer at our express request, serves or served for another REIT, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, manager, member, partner or trustee of such entity, who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, against reasonable expenses incurred by him or her in connection with the proceeding; and (b) any trustee or officer or any former trustee or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that: (i) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberative dishonesty; (ii) he or she actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful. In addition, our bylaws require us, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse expenses incurred by a trustee, officer or former trustee or officer made a party to a proceeding by reason of such status, provided that we have received from any such trustee or officer an affirmation and written undertaking as required by our bylaws. Our bylaws provide that neither amendment nor repeal or any provision of our bylaws, nor adoption of any other provision, shall apply to or affect in any respect the applicability of such indemnification and expense advancement rights with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

DESCRIPTION OF DEBT SECURITIES THAT MAY BE OFFERED BY FEDERAL REALTY OP LP

References in this section to “we,” “us,” “our” and “ours” refer only to Federal Realty OP LP and not to the Company unless the context requires otherwise.

We will prepare and distribute a prospectus supplement that describes the specific terms of the debt securities. In this section of the prospectus, we describe the general terms we expect all debt securities to have. We also identify some of the specific terms that will be described in a prospectus supplement. Although we expect that any debt securities we offer with this prospectus will have the general terms we describe in this section, our debt securities may have terms that are different from or inconsistent with the general terms we describe here. Therefore, you should read the prospectus supplement carefully.

General Terms of Debt Securities

Unless we say otherwise in a prospectus supplement, debt securities we offer through this prospectus:

•	will be our general, direct and unsecured obligations; and

•	may be either senior debt securities or subordinated debt securities.

Senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations. Subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior debt in the manner we describe in a prospectus supplement.

We may incur additional debt, subject to limitations in the agreements governing our credit and other debt facilities and other notes we may have issued.

Unless we say otherwise in a prospectus supplement:

•	debt securities we offer through this prospectus will not limit the amount of other debt that we may incur;

•

you will not have any protection if we engage in a highly leveraged transaction, a restructuring, a transaction involving a change in control, or a merger or similar transaction that may adversely affect holders of the debt securities; and

•	we will not list the debt securities on any securities exchange.

The Indentures

Any debt securities we offer through this prospectus will be issued under one or more indentures, including the senior indenture between us and U.S. Bank National Association, successor to Wachovia Bank National Association, formerly First Union National Bank, as trustee. We have filed with the SEC the senior indenture that is an exhibit to the registration statement that includes this prospectus. The senior indenture describes the general terms of senior debt securities we may issue. The general terms of any subordinated debt securities that we may issue will be included in a subordinated indenture, which will also include additional terms describing the subordination provisions of these securities. The senior indenture is subject to the Trust Indenture Act of 1939, as amended.

Unless we say otherwise in a prospectus supplement, each indenture does not or will not include all the terms of debt securities we may issue through this prospectus. If we issue debt securities through this prospectus, the Board of Trustees of the Company, or any committee thereof, will establish the additional terms for each class or series of debt securities. The additional terms will be either established pursuant to, and set forth in, a supplemental indenture, or established pursuant to a resolution of the Board of Trustees of the Company, or any committee thereof, and set forth in an officer’s certificate. Each indenture describes or will describe the additional terms that may be established and we summarize the additional terms that may be established under “— Additional Terms of Debt Securities,” below.

We have summarized the provisions of the senior indenture and any subordinated indenture that we may enter into below. The summary is not complete. You should read the senior indenture and any other indenture that we may enter into for provisions that may be important to you. The extent, if any, to which the provisions of the base senior indenture or any other base indenture that we may enter into apply to particular debt securities will be described in the prospectus supplement relating to those securities. You should read the prospectus supplement for more information regarding any particular issuance of debt securities.

Additional Terms of Debt Securities

As described above, the terms of a particular class or series of debt securities we offer through this prospectus will be established by the Board of Trustees of the Company, or any committee thereof, when we issue the class or series. We will describe the terms of the class or series in a prospectus supplement. Unless we say otherwise in a prospectus supplement, each indenture provides or will provide that the terms that may be established include the following:

•	Title. The title of the debt securities offered.

•	Amount. Any limit upon the total principal amount of the class or series of debt securities offered.

•	Maturity. The date or dates on which the principal of and premium, if any, on the offered debt securities will mature or the method of determining such date or dates.

•	Interest Rate. The rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method of calculating such rate or rates.

•	Interest Accrual. The date or dates from which interest will accrue or the method by which such date or dates will be determined.

•

Interest Payment Dates. The date or dates on which interest will be payable and the record date or dates to determine the persons who will receive payment, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months.

•

Place of Payment. The place or places where principal of, premium, if any, and interest, on the offered debt securities will be payable or at which the offered debt securities may be surrendered for registration of transfer or exchange.

•

Optional Redemption. The period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, the offered debt securities may be redeemed, in whole or in part, at our option, if we have that option.

•

Mandatory Redemption. The obligation, if any, we have to redeem or repurchase the offered debt securities pursuant to any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder; and the period or periods within which, the price or prices at which, the currency or currencies (if other than in U.S. dollars), including currency unit or units, in which, and the other terms and conditions upon which, such offered debt securities shall be redeemed or purchased, in whole or in part.

•	Denominations. The denominations in which the offered debt securities are authorized to be issued.

•

Currency. The currency or currency unit in which the offered debt securities may be denominated and/or the currency or currencies, including currency unit or units, in which principal of, premium, if any, and interest, if any, on the offered debt securities will be payable and whether we or the holders of the offered debt securities may elect to receive payments in respect of the offered debt securities in a currency or currency unit other than that in which the offered debt securities are stated to be payable.

•

Indexed Principal. If the amount of principal of, or premium, if any, or interest on, the offered debt securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined.

•

Payment on Acceleration. If other than the principal amount, the amount which will be payable upon declaration of the acceleration of the maturity or the method by which such portion shall be determined.

•	Special Rights. Provisions, if any, granting special rights to the holders of the offered debt securities if certain specified events occur.

•	Modifications to Indentures. Any addition to, or modification or deletion of, any event of default or any of the covenants specified in the indenture with respect to the offered debt securities.

•	Tax “Gross-Up.” The circumstances, if any, under which we will pay additional amounts on the offered debt securities held by non-U.S. persons for taxes, assessments or similar charges.

•	Registered or Bearer Form. Whether the offered debt securities will be issued in registered or bearer form or both.

•

Dates of Certificates. The date as of which any offered debt securities in bearer form and any temporary global security representing outstanding securities are dated, if other than the original issuance date of the offered debt securities.

•	Forms. The forms of the securities and interest coupons, if any, of the class or series.

•	Registrar and Paying Agent. If other than the trustee under the applicable indenture, the identity of the registrar and any paying agent for the offered debt securities.

•	Defeasance. Any means of defeasance or covenant defeasance that may be specified for the offered debt securities.

•

Global Securities. Whether the offered debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange those interests for certificated debt securities to be registered in the names of or to be held by the beneficial owners or their nominees.

•

Documentation. If the offered debt securities may be issued or delivered, or any installment of principal or interest may be paid, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture, the form of those certificates, documents or conditions.

•

Payees. If other than as provided in the applicable indenture, the person to whom any interest on any registered security of the class or series will be payable and the manner in which, or the person to whom, any interest on any bearer securities of the class or series will be payable.

•

Definitions. Any definitions for the offered debt securities of that class or series that are different from or in addition to the definitions included in the applicable indenture, including, without limitation, the definition of “unrestricted subsidiary” to be used for such class or series.

•

Subordination. In the case of any subordinated indenture that we may enter into, the relative degree to which the offered debt securities shall be senior to or junior to other debt securities, whether currently outstanding or to be offered in the future, and to other debt, in right of payment.

•

Guarantees. Whether the offered debt securities are guaranteed and, if so, the identity of the guarantors and the terms of the offered guarantees (including whether and the extent to which the guarantees are subordinated to other debt of the guarantors).

•

Conversion. The terms, if any, upon which the offered debt securities may be converted or exchanged into or for the Company’s common shares, preferred shares or other securities or property, including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion.

•	Restrictions. Any restrictions on the registration, transfer or exchange of the offered debt securities.

•

Other Terms. Any other terms not inconsistent with the terms of the applicable indenture pertaining to the offered debt securities or which may be required or advisable under U.S. laws or regulations or advisable, as we determine, in connection with marketing of securities of the class or series.

Form of Securities and Related Matters

Registered or Bearer Form. Debt securities may be offered in either registered or bearer form.

•	If the debt securities are in registered form, we may treat the person named in the register as the owner of the debt securities for all purposes, including payment, exchange and transfer.

•

If we issue debt securities in bearer form, we will issue those debt securities only to non-U.S. persons and may treat the bearer of the securities as the owner for all purposes, including payment, exchange and transfer. If we issue debt securities in bearer form, we will describe special offering restrictions and material U.S. federal income tax considerations relating to the offered debt securities in a prospectus supplement.

Denominations. Unless we say otherwise in a prospectus supplement, we will issue debt securities in denominations of:

•	U.S. $1,000 (or multiples of $1,000) if we issue the debt securities in registered form; and

•	U.S. $5,000 (or multiples of $5,000) if we issue debt securities in bearer form.

Payment Currencies and Indexed Securities. We may offer debt securities for which:

•	the purchase price is payable in a currency other than U.S. dollars;

•	the securities are denominated in a currency other than U.S. dollars; or

•	the principal or interest of, or any other amount due on, the offered debt securities in a currency other than U.S. dollars.

The other currency may be a currency unit composed of various currencies. Payments on debt securities may also be based on an index.

Payment, Transfer and Exchange. Unless we say otherwise in a prospectus supplement, the office for paying principal, interest and other amounts on the debt securities is U.S. Bank National Association, 214 North Tryon Street, 27th Floor, Charlotte, North Carolina 28202. We will notify you of any change in the office’s location. At our option, however, we may make any interest payments on debt securities issued in registered form by:

•	mailing checks to you at the address as it appears in the applicable register for the class or series of debt securities; or

•	wire transfer of immediately available funds to an account you maintain located in the United States.

Unless we say otherwise in a prospectus supplement, we will pay interest to the person whose name is in the register at the close of business on the regular record date for such interest.

Unless we say otherwise in a prospectus supplement, payment of interest on bearer securities may be made by transfer to an account you maintain with a bank located outside the United States.

Unless we say otherwise in a prospectus supplement, you may transfer or exchange debt securities issued in registered form at an office or agency that we designate. You may transfer or exchange debt securities without service charge, although we may require you to pay any related tax or other governmental charge.

Global Securities

We may issue debt securities of a class or series in the form of one or more fully registered global securities. Each registered global security will:

•	be registered in the name of a depositary or a nominee for the depositary;

•	be deposited with the depositary or nominee or a custodian therefor; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any such other appropriate matters.

Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a class or series of debt securities will be described in a prospectus supplement.

Certain Covenants

Unless we say otherwise in a prospectus supplement, each indenture contains or will contain the following covenants. Any additional material covenants applicable to any class or series of debt securities will be set forth in a prospectus supplement.

Existence. Except as permitted under “Consolidation, Merger or Sale of Assets,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises; provided, however, we are not required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business.

Maintenance of Properties. We will cause all of our material properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of our material properties to be made, all as in our judgment may be necessary so that the business carried on at, or in connection with, our material properties may be properly and advantageously conducted at all times.

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before they shall become delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or property, and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property;

provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were so subject:

•

transmit by mail to all holders of debt securities, as their names and addresses appear in the register, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to Section 13 or 15(d);

•

file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to Section 13 or 15(d); and

•	promptly, upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to any prospective holder.

Consolidation, Merger or Sale of Assets

We may consolidate with, or sell, lease or convey all or substantially all of our assets, or merge with or into any other corporation, association, partnership, company or business trust, each of which we refer to herein as an entity, provided that we satisfy all of the following conditions:

•	either

•	we must be the continuing entity, or

•

the surviving entity must be an entity duly organized and validly existing under U.S. laws, any state or the District of Columbia, and the surviving entity must assume, by a supplemental indenture in a form reasonably satisfactory to the trustee, all obligations under the applicable debt securities and the related indenture;

•	immediately after giving effect to such transactions, no default or event of default under the debt securities shall have occurred and be continuing; and

•

we or the surviving entity has delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers’ certificate and an opinion of counsel, each to the effect that each consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture relating to such transaction comply with the provisions of the applicable indenture and that all conditions precedent provided for in the indenture relating to the transaction have been met.

Subordination

Generally. Unless we say otherwise in a prospectus supplement, the payment of principal, premium, if any, and interest on subordinated debt securities will be subordinated, or junior, to the prior payment in full of all or any of our present and future “senior debt.” This means that we must pay all present and future senior debt before we pay amounts due to holders of subordinated debt securities if we liquidate, dissolve, reorganize or go through a similar process. After making these payments, we may not have sufficient assets remaining to pay the amounts due to holders of subordinated debt securities or equity securities.

Unless we say otherwise in a prospectus supplement, senior debt will be defined as the principal of and interest on, or substantially similar payments to be made by us in respect of, the following, whether outstanding at the date of execution of any subordinated indenture or thereafter incurred, created or assumed:

•	indebtedness for money borrowed or represented by purchase-money obligations;

•	indebtedness evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

•	our obligations as lessee under leases of property whether made as part of any sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

•

indebtedness, obligations and liabilities of others in respect of which we are liable, contingently or otherwise, for payment or advances of money or property, or as guarantor, endorser or otherwise, or which we have agreed to purchase or otherwise acquire; and

•	any binding commitment to fund any real estate investment or to fund any investment in any entity making a real estate investment, in each case other than

•

any such indebtedness, obligation or liability of a type described or referred to in the bullets above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks pari passu with the subordinated debt securities;

•

any such indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated to our indebtedness; and

•	the subordinated debt securities.

Unless we say otherwise in a prospectus supplement, there will be no restrictions in any subordinated indenture upon the creation of additional senior debt.

Payment Blockage for Payment Defaults. Unless we say otherwise in a prospectus supplement, if we have defaulted in the payment of any senior debt, we may not:

•	pay any principal, premium, if any, or interest on subordinated debt securities; or

•	purchase, redeem, defease, or otherwise acquire any subordinated debt securities.

This prohibition will not affect any payment we have already made to defease debt securities, as described under “— Defeasance or Covenant Defeasance of Indentures,” below.

We must resume payment on our subordinated debt securities, and make any payments we have missed, when one of the following has occurred:

•	the senior debt has been discharged or paid in full;

•	the holders of senior debt have waived payment; or

•	the payment default has otherwise been cured or ceased to exist.

Payment Blockage for Non-Payment Defaults. Unless we say otherwise in a prospectus supplement, we will also be prohibited from paying any amounts or distributing any assets if:

•	we have defaulted on senior debt in a way that does not involve a failure to pay amounts but accelerates payment; and

•	we and the trustee for the subordinated debt securities have received written notice of this default.

Unless we say otherwise in a prospectus supplement, we will be required to suspend payments and distributions on our subordinated debt securities starting when we receive notice of the applicable default. We may resume payments on our subordinated debt securities, and make any payments we have missed, upon the earliest of:

•	the date that is 179 days after receipt of notice (unless we have previously been required to pay all amounts owing on the applicable senior debt);

•	the date the default and all other similar defaults as to which notice has been given shall have been cured, waived or shall have ceased to exist;

•	the date the applicable senior debt (and all other senior debt as to which notice has been given) shall have been discharged or paid in full; and

•	the date on which we or the trustee receives written notice from the representative of holders of senior debt or the holders of at least a majority of the senior debt terminating the blockage period.

Any number of notices of non-payment defaults may be given, but during any 365-day consecutive period only one blockage period may commence, and the period may not exceed 179 days. No non-payment default with respect to senior debt that existed or was continuing on the date a blockage period for our subordinated debt securities commenced may be made the basis of another blockage period for those securities whether or not within a period of 365 consecutive days, unless at least 90 consecutive days have elapsed since the default was cured or waived.

Default Provisions

Events of Default. Unless we say otherwise in a prospectus supplement, each of the following is an event of default as to any of our senior or subordinated debt securities:

1. A default in the payment of any interest or any additional amounts on any debt security of that class or series or of any coupon appertaining thereto when it becomes due and payable, if the default continues for a period of 30 days.

2. A default in the payment of the principal of (or premium, if any, on) any debt security of that class or series at its maturity (upon acceleration, optional or mandatory redemption, required purchase or otherwise).

3. A default in the deposit of any sinking fund payment as required by the terms of any debt security of that class or series.

4. A default in the performance, or a breach, of any covenant or agreement by us under the applicable indenture (other than a default in the performance, or a breach of a covenant or agreement which is specifically dealt with in clause (1) through (8) hereof) if such default or breach continues for a period of 60 days after written notice has been given, by registered or certified mail:

(a) to us by the trustee; or

(b) to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the class or series.

5. The occurrence of one or more defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by us (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $50,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us (including such leases but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $50,000,000, whether such indebtedness now exists or shall hereafter be created, if the default has resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or in the acceleration of such obligations, without such acceleration having been rescinded or annulled.

6. The entry by a court of competent jurisdiction under any applicable bankruptcy law that:

(a) is for relief against us or any of our significant subsidiaries in an involuntary case,

(b) appoints a receiver in respect of us or any of our significant subsidiaries or for all or substantially all of the property of any of us; or

(c) orders our liquidation or the liquidation of any of our significant subsidiaries, and the order or decree remains unstayed and in effect for 90 days.

7. We or any of our significant subsidiaries do any of the following:

(a) commence a voluntary case or proceeding under any applicable bankruptcy law;

(b) consent to the entry of a decree or order for relief in respect of us or any of our significant subsidiaries in an involuntary case or proceeding under any applicable bankruptcy law;

(c) consent to the appointment of a receiver in respect of us or any of our significant subsidiaries for all or substantially all of our or its property; or

(d) makes a general assignment for the benefit of our creditors or the creditors of any of our significant subsidiaries.

8. Any other event of default provided with respect to the debt securities of that class or series.

Waiver of Default. Unless we say otherwise in a prospectus supplement, holders of not less than a majority of the debt securities of a class or series may waive any past default except for:

•	a payment default; or

•	a default on any provision that requires the consent of all holders to modify.

Acceleration of Payment. Unless we say otherwise in a prospectus supplement, each indenture provides or will provide that if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable class or series outstanding may declare all unpaid principal of, premium, if any, and accrued interest on, all the debt securities of the applicable class or series to be due and payable immediately by a notice given in writing to us (and to the trustee if given by the holders of the debt securities of the applicable class or series). The trustee may, then, at its discretion, proceed to protect and enforce the rights of the holders of the applicable debt securities by appropriate judicial proceeding.

Waiver of Acceleration. Unless we say otherwise in a prospectus supplement, each indenture provides or will provide that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities, by written notice to us and the trustee, may rescind and annul such declaration if:

•	we have paid, or deposited with the trustee a sum sufficient to pay:

•	all overdue interest and any additional amounts payable on all outstanding debt securities of the applicable class or series and any related coupons,

•

the principal of and premium, if any, on any debt securities of the applicable class or series which have become due other than by such declaration of acceleration, plus interest thereon at the rate borne by the debt securities,

•	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the debt securities, and

•	all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default, other than the non-payment of principal of the debt securities which have become due solely by such declaration of acceleration, have been cured or waived.

Notices of Default. Unless we say otherwise in a prospectus supplement, we are required to deliver to the trustee, on or before a date not more than 120 days after the end of each fiscal year, a certificate of compliance with the indenture, and, in the event of any noncompliance, specifying such noncompliance, including whether or not any default has occurred. The trustee is required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any class or series of debt securities of any default with respect to such class or series (except a default in the payment of the principal of, and premium, if any, or interest on or any additional amounts with respect to any debt security of such class or series or in the payment of any sinking fund installment in respect of any debt security of such class or series) if the trustee considers such withholding to be in the interest of the holders.

Limitation on Suits. Unless we say otherwise in a prospectus supplement, each indenture provides or will provide that no holders of debt securities of any class or series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder unless the trustee has failed to act for a period of 60 days after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable class or series outstanding together with an offer of indemnity from such holders that is reasonably satisfactory to the trustee and the trustee has received no direction inconsistent with such written request during such 60-day period from the holders of a majority in aggregate principal amount of the debt securities of the applicable class or series outstanding. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on such debt securities at the respective due dates of the securities.

Obligations of Trustee. Unless we say otherwise in a prospectus supplement, the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the debt securities unless they shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred thereby.

The Trust Indenture Act limits the trustee, should it become a creditor of ours or of any guarantor, from obtaining payment of claims in certain cases or realizing certain property received by it in respect of those claims, as security or otherwise. The trustee is permitted to engage in certain other transactions as long as, if it acquires any conflicting interest and an event of default occurs, it either cures the conflict or resigns as trustee.

For information regarding the acceleration of a portion of the principal amount of any original issue discount securities on the occurrence of an event of default, please read the prospectus supplement relating to the issuance of those securities.

Defeasance or Covenant Defeasance of Indenture

Unless we say otherwise in a prospectus supplement, we will be able to discharge our obligations under debt securities at any time by taking the actions described below. The discharge of all obligations using this process is known as “defeasance.” If we defease debt securities, all obligations under the class or series of debt securities that is defeased will be deemed to have been discharged, except for:

•

the rights of holders of outstanding debt securities to receive, solely from funds deposited for this purpose, payments in respect of the principal of, premium, if any, and interest on those debt securities when the payments are due;

•

the obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

We will also be able to free ourselves from certain covenants that are described in an indenture by taking the actions described below. The discharge of obligations using this process is known as “covenant defeasance.” If we defease covenants under debt securities, then certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under “— Events of Default” will no longer constitute an event of default with respect to the debt securities.

Unless we say otherwise in a prospectus supplement, in order to exercise either defeasance or covenant defeasance as to the outstanding debt securities of a class or series:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable class or series, an amount in (i) currency, currencies or currency units in which those debt securities are then specified as payable at maturity, (ii) government obligations (as defined in the applicable indenture) or (iii) any combination thereof, as will be sufficient, without consideration of reinvestment of principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the debt securities of the applicable class or series on the stated maturity of such principal or installment of principal or interest and any mandatory sinking fund payments;

•	in the case of defeasance, we will deliver to the trustee an opinion of counsel confirming that either:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•	since the date of execution of the indenture, there has been a change in the applicable federal income tax law,

the effect of either being that the holders of the outstanding debt securities of the applicable class or series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•

in the case of covenant defeasance, we will deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable class or series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•

no default, event of default or event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing on the date of such deposit or insofar as clause 6 or 7 of “— Default Provisions — Events of Default” is concerned, at any time during the period ending on the 91st day after the date of deposit;

•

the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

we will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for that relate to either the defeasance or the covenant defeasance, as the case may be, have been met; and

•

we will deliver to the trustee an opinion of counsel to the effect that either (i) as a result of the deposit pursuant to the first bullet in this paragraph and the election to defease, registration is not required under the Investment Company Act of 1940, as amended, with respect to the trust funds representing the deposit, or (ii) all necessary registrations under the Investment Company Act have been effected.

Modifications and Amendments

Unless we say otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all classes or series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all classes or series affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•

reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of ours to pay additional amounts under the indenture, except as contemplated in the indenture, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

•	adversely affect any right of repayment at the option of the holder of any class or series of outstanding debt security;

•	change the place of repayment where, or the currency, currency unit or composite currency in which, the principal or premium, if any, of any debt security or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any such payment after the stated maturity of the debt security (or in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of outstanding debt securities of any class or series for which the consent of the holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults, or reduce the requirements for quorum or voting as provided in the indenture; or

•

modify any of the provisions that relate to supplemental indentures and that require the consent of holders, that relate to the waiver of past defaults, that relate to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding debt securities required to take such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby.

Unless we say otherwise in a prospectus supplement, we and the trustee may modify and amend either indenture without the consent of the holders if the modification or amendment does only the following:

•	evidences the succession of another person to us and the assumption by any such successor of any covenants under the indenture and in the debt securities of any class or series;

•	adds to our covenants for the benefit of the holders of all or any class or series of debt securities or surrenders any of our rights or powers;

•	adds any additional event of default for the benefit of the holders of all or any class or series of debt securities;

•	secures the debt securities of any class or series;

•

adds or changes any provisions to the extent necessary to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities or bearer of securities of other authorized denominations, or to permit or facilitate the issuance of securities in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of any class or series of outstanding debt securities in any material respect;

•	changes or eliminates any provision affecting only debt securities not yet issued;

•	establishes the form or terms of debt securities of any class or series not yet issued;

•

evidences and provides for successor trustees or adds or changes any provisions of the indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific classes or series of debt securities;

•

cures any ambiguity, corrects or supplements any provisions which may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of debt securities of any class or series then outstanding in any material respect; or

•

supplements any provision of the indenture to such extent as shall be necessary to permit the facilitation of defeasance and discharge of any class or series of debt securities; provided, however, that any such action may not adversely affect the interest of holders of debt securities of any class or series then outstanding in any material respect.

The holders of a majority in aggregate principal amount of the debt securities of a class or series outstanding may waive compliance with certain restrictive covenants and provisions of either indenture with respect to that class or series.

Original Issue Discount

We may issue debt securities under either indenture for less than their stated principal amount. Such securities may be treated as “original issue discount securities,” and they may be subject to special tax consequences. In addition, some debt securities that are offered and sold at their stated principal amount may, under certain circumstances, be treated as issued at an original issue discount for federal income tax purposes. We will describe the federal income tax consequences and other special consequences applicable to securities treated as original issue discount securities in the prospectus supplement relating to such securities. “Original issue discount security” generally means any debt security that:

•	does not provide for the payment of interest prior to maturity; or

•	is issued at a price lower than its face value and provides that upon redemption or acceleration of its stated maturity an amount less than its principal amount shall become due and payable.

Notices

Unless we say otherwise in a prospectus supplement, we will send notices to holders of debt securities by mail to the holder’s address as it appears in the register.

Governing Law

Unless we say otherwise in a prospectus supplement, each indenture and the debt securities will be governed by the laws of the State of New York.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following section summarizes the material federal income tax issues that you may consider relevant relating to our taxation as a REIT under the Code, and the acquisition, ownership, and disposition of our common, preferred, and depositary shares. In this section, references to the “Company,” “we,” “us,” “our” and “ours” refer only to Federal Realty Investment Trust and not to the Partnership or its subsidiaries unless the context requires otherwise. If we offer one or more additional series of common shares or preferred shares, depositary shares, shares pursuant to share purchase contracts or warrants to purchase equity securities, or the Partnership offers debt securities, the applicable prospectus supplement would include information about additional material U.S. federal income tax considerations relevant to holders of any of the offered securities.

Because this section is a summary, it does not address all of the tax issues that may be important to you. For example, the discussion of the tax treatment of our shareholders addresses only common or preferred shares held as capital assets (generally property held for investment) within the meaning of Section 1221 of the Code. This discussion is based on current law and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a prospective shareholder in light of its particular circumstances. In addition, this section does not address the tax issues that may be important to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as financial institutions, brokers, dealers in securities and commodities, insurance companies, former U.S. citizens or long-term residents, regulated investment companies, real estate investment trusts, tax-exempt organizations (except to the extent discussed in “— Taxation of Tax-Exempt U.S. Shareholders” below), controlled foreign corporations, passive foreign investment companies, persons that acquire shares in connection with employment or other performance of personal services, persons subject to the alternative minimum tax, beneficial owners of shares subject to the special tax accounting rules under Section 451(b) of the Code, persons that are, or that hold their shares through, partnerships or other pass-through entities, United States persons within the meaning of Section 7701(a)(30) of the Code (“United States persons”) whose functional currency is not the U.S. dollar, persons that hold shares as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, persons that purchase or sell shares as part of a wash sale for tax purposes, or non-U.S. individuals and foreign corporations (except to the extent discussed in “— Taxation of Non-U.S. Shareholders” below). In addition, this discussion is general in nature and is not exhaustive of all possible tax considerations, nor does it address any aspect of state, local or foreign taxation or any U.S. federal tax other than the income tax and, only to the extent specifically provided herein, certain excise taxes potentially applicable to REITs.

This summary is based upon the Code, the regulations of the U.S. Department of Treasury (“Treasury”) promulgated thereunder and judicial and administrative rulings now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect.

If a partnership, including an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of our shares, the treatment of the partnership, and partners in the partnership, will generally depend on the status of the partner and the activities of the partnership. Partnerships holding shares, and partners in such partnerships, should consult their tax advisors with regard to the U.S. federal income tax treatment of an investment in our shares.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, OUR ELECTION TO BE TAXED AS A REIT AND THE EFFECT OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

The statements in this section are based on the current federal income tax laws governing our qualification as a REIT. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

The Predecessor elected to be taxed as a REIT under the federal income tax laws when it filed its 1962 federal income tax return and was organized and operated in a manner intended to qualify as a REIT. We have been organized in a manner intended to qualify as a REIT and we intend to operate in a manner to qualify as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In the opinion of our tax counsel, Pillsbury Winthrop Shaw Pittman LLP, (i) the Predecessor qualified as a REIT under Sections 856 through 860 of the Code with respect to each of its taxable years ended through December 31, 2021; and (ii) we are organized in conformity with the requirements for qualification as a REIT under the Code and our current and proposed method of operation and ownership will enable us to meet the requirements for qualification and taxation as a REIT for the current taxable year and for future taxable years, provided that we and the Predecessor have operated and we continue to operate in accordance with various assumptions and factual representations made by us concerning our diversity of share ownership, business, properties and operations. The Predecessor may not, however, have met, and we may not continue to meet, such requirements. You should be aware that opinions of counsel are not binding on the Internal Revenue Service (“IRS”) or any court. Our qualification as a REIT depends on the Predecessor having met and our ability to meet, on a continuing basis, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income earned from specified sources, the percentage of assets that fall within certain categories, the diversity of the ownership of the Predecessor’s and our shares, and the percentage of earnings distributed. We describe the current REIT qualification tests in more detail below. Pillsbury Winthrop Shaw Pittman LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, our actual operating results may not satisfy the qualification tests. Pillsbury Winthrop Shaw Pittman LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax treatment of us and our shareholders if we fail to qualify as a REIT, see “— Requirements for REIT Qualification — Failure to Qualify.”

As a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders as a result of a deduction we receive for such distributions (the “dividends paid deduction”). The benefit of that tax treatment is that it avoids the “double taxation” (i.e., at both the corporate and shareholder levels) that generally results from owning shares in a subchapter C corporation. However, we will be subject to federal tax in the following circumstances:

•

we will pay federal income tax on taxable income (including net capital gain) that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;

•

we will pay income tax at the highest corporate rate on (i) net income from the sale or other disposition of property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (ii) other non-qualifying income from foreclosure property;

•

we will pay a 100% tax on net income from certain sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business (“prohibited transactions”);

•	our subsidiaries that are C corporations, including our “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax on their earnings;

•	we will pay a 100% excise tax on transactions with a “taxable REIT subsidiary” that are not conducted on an arm’s-length basis;

•

if we fail to satisfy the 75% gross income test or the 95% gross income test (as described below under “—Requirements for REIT Qualification — Income Tests”), but nonetheless continue to qualify as a REIT because we meet certain other requirements, we will pay a 100% tax on (i) the gross income attributable to the greater of the amount by which we fail, respectively, the 75% or 95% gross income test, multiplied, in either case, by (ii) a fraction intended to reflect our profitability;

•

if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we may be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test;

•

if we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect, but we would also be required to pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements;

•

if we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a nondeductible 4% excise tax on the excess of such required distribution over (A) the amount we actually distributed, plus (B) retained amounts on which corporate-level tax was paid by us;

•

we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with the rules relating to the composition of a REIT’s shareholders;

•	we may elect to retain and pay income tax on our net long-term capital gain; or

•

if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a “carryover” basis in the asset (i.e., basis determined by reference to the C corporation’s basis in the asset (or another asset)) and no election is made for the transaction to be taxable on a current basis, then if we recognize gain on the sale or disposition of such asset during the 5-year period after we acquire such asset, we will pay tax at the highest regular corporate rate applicable on the lesser of (i) the amount of gain that we recognize at the time of the sale or disposition and (ii) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for REIT Qualification

To qualify as a REIT, we must meet the following requirements:

1.	we are managed by one or more trustees or directors;

2.	our beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	we would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

4.	we are neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	at least 100 persons are beneficial owners of our shares or ownership certificates;

6.

not more than 50% in value of our outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (the “5/50 Rule”);

7.

we elect to be a REIT (or have made such election for a previous taxable year) and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	we use a calendar year for federal income tax purposes and comply with the record keeping requirements of the Code and the related regulations of the Treasury; and

9.	we meet certain other qualification tests, described below, regarding the nature of our income and assets and the amount of our distributions to shareholders.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated the 5/50 Rule, we will be deemed to have satisfied the 5/50 Rule for such taxable year. For purposes of determining share ownership under the 5/50 Rule, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit-sharing trust under Code Section 401(a), and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

We believe we have issued sufficient shares with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our declaration of trust restricts the ownership and transfer of our shares so that we should continue to satisfy requirements 5 and 6. The provisions of our declaration of trust restricting the ownership and transfer of our shares are described in “Shares of Beneficial Interest of Federal Realty Investment Trust–Restrictions on Ownership and Transfer of Company Shares.”

We currently have no direct corporate subsidiaries but may have corporate subsidiaries in the future. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, all the capital shares of which are owned by the parent REIT, unless we and the subsidiary have jointly elected to have it treated as a “taxable REIT subsidiary.” A REIT is not treated as directly holding the assets of a taxable REIT subsidiary or as directly receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by each of our taxable REIT subsidiaries is an asset in our hands, and we generally recognize as income the dividends, if any, that we receive from our taxable REIT subsidiaries. A taxable REIT subsidiary is treated separately from us and will be subject to federal corporate income taxation. In contrast, in applying the requirements described herein, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Accordingly, any qualified REIT subsidiaries we could have in the future would not be subject to federal corporate income taxation, though they might be subject to state and local taxation.

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single beneficial owner generally is not treated as an entity separate from its owner for federal income tax purposes. Similar to a qualified REIT subsidiary, all assets, liabilities, and items of income, deduction, and credit of such a disregarded entity are treated as assets, liabilities, and items of income, deduction, and credit of the owner. Initially, the Partnership will be treated as a disregarded entity for federal income tax purposes (but not necessarily for other tax purposes such as employment and excise taxation) because we initially own 100% of the interests in the Partnership, either directly or indirectly through other disregarded entities. We may in the future admit other partners to the Partnership in property contribution transactions, at which time the Partnership will become a partnership for federal income tax purposes, with the consequences described below.

An unincorporated domestic entity, such as a partnership or a limited liability company, with two or more beneficial owners is generally treated as a partnership for federal income tax purposes and the owners are treated as partners for such purposes. For purposes of this discussion as it relates to federal income tax status, references to “partnership” also include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company. A REIT is treated as owning its proportionate share of the assets of any partnership in which it is a partner and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, once the Partnership becomes a regarded entity and a partnership for federal income tax purposes, our proportionate share of the assets and items of income of the Partnership and any other partnership in which we have acquired or will acquire an interest, directly or indirectly (a “Subsidiary Partnership”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements. Generally, except where the context indicates otherwise, references to the Partnership in this discussion will include Subsidiary Partnerships, although until the Partnership becomes regarded the Partnership will follow the disregarded entity rules described in the prior paragraph while the existing Subsidiary Partnerships that are currently regarded entities will be treated as partnerships. Our proportionate share of an entity treated as a partnership is generally determined, for REIT purposes, based on our percentage interest in partnership equity capital, subject to special rules relating to the 10% asset test described below.

We have control of the Partnership and, through the Partnership, intend to control any Subsidiary Partnerships, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. However, the Partnership may from time to time be a limited partner or non-managing member in some of the Subsidiary Partnerships. If a Subsidiary Partnership in which the Partnership owns an interest but does not have control takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to have the Partnership dispose of its interest in such entity. In addition, it is possible that a Subsidiary Partnership could take an action which could cause us to fail a gross income or asset test and that we would not become aware of such action in time for the Partnership to dispose of its interest in the Subsidiary Partnership or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were able to qualify for a statutory REIT “savings” provision, which could require us to pay a significant penalty tax to maintain our REIT qualification.

Income Tests. We must satisfy two gross income tests annually to maintain our qualification as a REIT:

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At least 75% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness, certain real estate liability hedges, and certain foreign currency hedges entered into, and certain recognized real estate foreign exchange gains) for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income (the “75% gross income test”). Qualifying income for purposes of the 75% gross income test includes “rents from real property,” interest on debt secured by mortgages on real property or on interests in real property, gain from the sale of real estate assets other than debt instruments of “publicly offered” REITs (REITs that are required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934) that qualify as real estate assets solely for that reason, and dividends or other distributions on and gain from the sale of shares in other REITs; and

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At least 95% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness, certain real estate liability hedges, and certain foreign currency hedges entered into, and certain recognized passive foreign exchange gains) for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing (the “95% gross income test”). In general, interest from any of our taxable REIT subsidiaries is qualifying income for purposes of the 95% gross income test, but is not qualifying income for purposes of the 75% gross income test unless such interest derives from debt secured by real property.

The following paragraphs discuss the specific application of these tests to us.

Rental Income. The Partnership’s primary source of income derives from leasing properties. There are various limitations on whether rent that the Partnership receives from real property that it owns and leases to tenants will qualify as “rents from real property” (which is qualifying income for purposes of the 75% and 95% gross income tests) under the REIT tax rules:

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If the rent is based, in whole or in part, on the income or profits of any person although, generally, rent may be based on a fixed percentage or percentages of receipts or sales, the rent will not qualify as “rents from real property.” Our leases provide for either fixed rent, sometimes with scheduled escalations, or a fixed minimum rent and a percentage of gross receipts in excess of some threshold. The Partnership has not entered into any lease based in whole or part on the net income of any person and on an ongoing basis will use its best efforts to avoid entering into such arrangements unless, in either instance, we have determined or we determine in our discretion that such arrangements will not jeopardize our status as a REIT;

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Except in certain limited circumstances involving taxable REIT subsidiaries, if we or someone who owns 10% or more of our shares owns 10% or more of a tenant from whom the Partnership receives rent, the tenant is deemed a “related party tenant,” and the rent paid by the related party tenant will not qualify as “rents from real property.” Our ownership and the ownership of a tenant is determined based on direct, indirect and constructive ownership. The constructive ownership rules generally provide that if 10% or more in value of our shares are owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. The applicable attribution rules, however, are highly complex and difficult to apply, and the Partnership may inadvertently enter into leases with tenants who, through application of such rules, will constitute “related party tenants.” In such event, rent paid by the related party tenant will not qualify as “rents from real property,” which may jeopardize our status as a REIT. We believe that the Partnership has not leased property to any related party tenant, except where it may rent to certain taxable REIT subsidiaries as described below, or where we have determined in our discretion that the rent received from such related party tenant is not material and will not jeopardize our status as a REIT. On an ongoing basis, we will use our best efforts to ensure that the Partnership does not rent any property to a related party tenant (taking into account the applicable constructive ownership rules), unless we determine in our discretion that the rent received from such related party tenant will not jeopardize our status as a REIT;

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In the case of certain rent from a taxable REIT subsidiary which would, but for this exception, be considered rent from a related party tenant, the space leased to the taxable REIT subsidiary must be part of a property at least 90% of which is rented to persons other than taxable REIT subsidiaries and related party tenants, and the amounts of rent paid to the Partnership by the taxable REIT subsidiary must be substantially comparable to the rents paid by such other persons for comparable space. On an ongoing basis we use and will use our best efforts to ensure that all space leased to our taxable REIT subsidiaries by the Partnership meets these conditions, unless we determine in our discretion that the related party rent received from a taxable REIT subsidiary will not jeopardize our status as a REIT;

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If the rent attributable to any personal property leased in connection with a lease of property is more than 15% of the total rent received under the lease, all of the rent attributable to the personal property will fail to qualify as “rents from real property.” If the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. In general, the Partnership has not leased a significant amount of personal property under its current leases. If any incidental personal property has been leased, we believe that rent under each lease from the personal property has been no more than 15% of total rent from that lease, and on an ongoing basis we will use our best efforts to avoid having the Partnership lease personal property in connection with a future lease except where rent from the personal property is no more than 15% of total rent from that lease, unless, in either instance, we have determined or we determine in our discretion that the amount of disqualified rent attributable to the personal property will not jeopardize our status as a REIT; and

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In general, if the Partnership furnishes or renders services to its tenants, other than through a taxable REIT subsidiary or an “independent contractor” who is adequately compensated and from whom the Partnership does not derive revenue, the income received from the tenants may not be deemed “rents from real property.” In general, the Partnership may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered to be provided for the tenant’s convenience. In addition, the Partnership may render directly a de minimis amount of “non-customary” services to the tenants of a property without disqualifying the income as “rents from real property,” as long as its income from the services does not exceed 1% of the income from the related property. We believe that the Partnership has not provided services to leased properties that have caused rents to be disqualified as rents from real property, and on an ongoing basis in the future, we will use our best efforts to determine in our discretion that any services provided by the Partnership will not cause rents to be disqualified as rents from real property, unless, in either instance, we have determined or we determine in our discretion that the amount of disqualified rent resulting from such services will not jeopardize our status as a REIT.

Based on, and subject to, the foregoing, we believe that rent from the Partnership’s leases should generally qualify as “rents from real property” for purposes of the 75% and 95% gross income tests, except in amounts that should not jeopardize our status as a REIT. As described above, however, the IRS may assert successfully a contrary position and, therefore, prevent us from qualifying as a REIT.

Interest. For purposes of the gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. If a loan contains a provision that entitles us to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

The Partnership may from time to time hold mortgage debt. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. Interest on, and gains from the sale or other disposition of, debt secured by a mortgage on both real and personal property is qualifying income for purposes of both the 95% and 75% gross income tests if the fair market value of the personal property securing the debt does not exceed 15% of the total fair market value of all property securing the debt. However, in the case of acquisition of an existing loan secured by both real property and other property that does not meet the requirements of the previous sentence, if the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the Partnership agreed to acquire the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan principal exceeds the value of the real estate that is security for the loan as of the date the Partnership agreed to acquire the loan.

Dividends. Our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Tax on Income from Property Acquired in Foreclosure. We will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected to the production of such income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests.

“Foreclosure property” is any real property (including interests in real property) and any personal property incident to such real property:

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that is acquired by a REIT at a foreclosure sale, or having otherwise become the owner or in possession of the property by agreement or process of law, after a default (or imminent default) on a lease of such property or on a debt owed to the REIT secured by the property;

•	for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where it takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Generally, property acquired as described above ceases to be foreclosure property on the earlier of:

•	the last day of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury);

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the first day on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test;

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the first day on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent); or

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the first day that is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income or through a taxable REIT subsidiary).

Tax on Prohibited Transactions. A REIT will incur a 100% tax on net income (taking into account foreign currency gains and losses) derived from any “prohibited transaction.” A “prohibited transaction” generally is a sale or other disposition of property (other than foreclosure property) that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. The prohibited transaction rules do not apply to property held by a taxable REIT subsidiary of a REIT. We believe that none of the Partnership’s assets (other than certain assets held through our taxable REIT subsidiaries) are held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset.

The Code provides a safe harbor that, if met by us (including with respect to properties held by the Partnership), allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, (i) we must have held the property for at least 2 years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for 2 years for the production of rental income), (ii) we must not have made aggregate expenditures includible in the basis of the property during the 2-year period preceding the date of sale that exceed 30% of the net selling price of the property, and (iii) during the taxable year the property is disposed of, we must not have made more than 7 property sales or, alternatively, the aggregate adjusted basis or fair market value of all of the properties sold by us during the taxable year must not exceed 10% of the aggregate adjusted basis or 10% of the fair market value, respectively, of all of our assets as of the beginning of the taxable year. With respect to clause (iii) above, if we rely on one of the alternative percentage tests rather than the 7-sale limitation, (A) we are permitted to sell properties with an aggregate adjusted basis (or fair market value) of up to 20% of the aggregate bases in (or fair market value of) our assets as long as the 10% standard is satisfied on average over the three-year period comprised of the taxable year at issue and the two immediately preceding taxable years, and (B) substantially all of the marketing and development expenditures with respect to the property must be made through a taxable REIT subsidiary or an independent contractor from whom we do not derive or receive any income. We believe we have complied with the terms of the safe harbor provision and we will attempt to comply with the terms of the safe harbor in the future, except where we determine in our discretion that a particular transaction will avoid prohibited transaction treatment regardless of the safe harbor. We may fail to comply with the safe harbor provision and may sell or dispose of property that could be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Tax and Deduction Limits on Certain Transactions with Taxable REIT Subsidiaries. A REIT will incur a 100% tax on certain transactions between a REIT and a taxable REIT subsidiary to the extent the transactions are not on an arms-length basis. In addition, under certain circumstances the interest paid by a taxable REIT subsidiary to the REIT may not be deductible by the taxable REIT subsidiary. We believe that none of the transactions the Partnership has had with our taxable REIT subsidiaries will give rise to the 100% tax, but recent changes to the interest deduction rules may affect interest deductions of our taxable REIT subsidiaries under some circumstances.

Hedging Transactions. Except to the extent provided by Treasury regulations, any income we derive from a hedging transaction (which may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts) which (i) is clearly identified as such as specified in the Code and Treasury regulations, and (ii) hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets or is entered into primarily to manage the risk of foreign currency fluctuations with respect to qualifying income under the 75% or 95% gross income test, including gain from the sale or disposition of such a transaction and certain income from hedging transactions entered into to hedge existing hedging positions after any portion of the hedged indebtedness or property is disposed of, will not constitute gross income for purposes of either the 75% or 95% gross income test, and therefore will be exempt from these tests. Income from any hedging transaction not described above will likely be treated as nonqualifying for both the 75% and 95% gross income tests.

Like-Kind Exchanges. The Partnership may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction. Legislative changes have eliminated like-kind exchanges for most personal property.

Relief from Consequences of Failing to Meet Income Tests. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect, and we file a schedule of the sources of our income in accordance with regulations prescribed by the Treasury. We may not qualify for the relief provisions in all circumstances. In addition, as discussed above in “ — Taxation of the Company,” even if the relief provisions apply, we would incur a 100% tax on gross income to the extent we fail the 75% or 95% gross income test (whichever amount is greater), multiplied by a fraction intended to reflect our profitability.

Asset Tests. To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

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At least 75% of the value of our total assets must consist of cash or cash items (including certain receivables and money market funds), U.S. government securities, “real estate assets,” or qualifying temporary investments (the “75% asset test”).

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“Real estate assets” include interests in real property, interests in mortgages on real property and on interests in real property, stock in other REITs, and debt instruments of publicly offered REITs. Real estate assets also include personal property to the extent that rent attributable to such personal property qualifies as rents from real property because it does not exceed 15% of the total rent received under the lease. We believe that the Partnership’s properties qualify as real estate assets.

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“Interests in real property” include an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property).

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Qualifying temporary investments are investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity or long-term (at least five-year) debt offerings.

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For investments not included in the 75% asset test, (A) the value of our interest in any one issuer’s securities (which does not include our equity ownership in other REITs, the Partnership, any taxable REIT subsidiary or any qualified REIT subsidiary) may not exceed 5% of the value of our total assets (the “5% asset test”), (B) we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities (which does not include our equity ownership in other REITs, the Partnership, any taxable REIT subsidiary or any qualified REIT subsidiary) (the “10% asset test”), and (C) no more than 25% of the value of our total assets may consist of securities that are not qualifying assets for purposes of the 75% asset test (including securities of any taxable REIT subsidiary that would not otherwise be treated as real estate assets). For purposes of the 10% asset test that relates to value, the following are not treated as securities: (i) loans to individuals and estates, (ii) securities issued by REITs, (iii) accrued obligations to pay rent; (iv) certain debt meeting the definition of “straight debt” if neither we nor a taxable REIT subsidiary that we control hold more than 1% of the issuer’s securities that do not qualify as “straight debt,” and (v) debt issued by a partnership if the partnership meets the 75% gross income test with respect to its own gross income. In addition, solely for purposes of the 10% asset test that relates to value, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code.

•	The value of our securities in one or more taxable REIT subsidiaries (unless they would otherwise be treated as real estate assets) may not exceed 20% of the value of our total assets.

•	The value of our holdings in debt instruments of publicly offered REITs (unless they would otherwise be treated as real estate assets) may not exceed 25% of the value of our total assets.

We intend to select future investments so as to comply with the asset tests.

As described above, the Partnership may from time to time hold mortgage debt. Mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. Further, a loan secured by a mortgage on both real and personal property qualifies as a real estate asset for purposes of the 75% asset test if the fair market value of the personal property securing the loan does not exceed 15% of the total fair market value of all property securing the loan. However, for a loan secured by both real property and other property that does not meet the requirements of the previous sentence, if the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the Partnership agreed to acquire the loan, then a portion of such loan likely will not be a qualifying real estate asset. Under Revenue Procedure 2014-51, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the greater of (a) the current fair market value of the real property securing the loan or (b) the fair market value of such real property on the date the REIT acquires the loan, or (ii) the current fair market value of the loan.

If we fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Relief from Consequences of Failing to Meet Asset Tests. If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions are available for failures of the 5% asset test and the 10% asset test if (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and (ii) the failure is corrected or we otherwise return to compliance with the applicable asset test within 6 months following the quarter in which it was discovered. In addition, should we fail to satisfy any of the asset tests other than failures addressed in the previous sentence, we may nevertheless qualify as a REIT for such year if (i) the failure is due to reasonable cause and not due to willful neglect, (ii) we file a schedule with a description of each asset causing the failure in accordance with regulations prescribed by the Treasury, (iii) the failure is corrected or we otherwise return to compliance with the asset tests within 6 months following the quarter in which the failure was discovered, and (iv) we pay a tax consisting of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests. We may not qualify for the relief provisions in all circumstances.

Distribution Requirements. Each taxable year, we must distribute dividends (other than capital gain dividends and deemed distributions of retained capital gain) to our shareholders in an aggregate amount at least equal to (1) the sum of 90% of (A) our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (B) our net income (after tax), if any, from foreclosure property, minus (2) certain items of non-cash income.

We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if we (i) declare a dividend in one of the last three months of the calendar year to which the dividend relates which is payable to shareholders of record as determined in one of such months, and pay the distribution during January of the following taxable year, or (ii) declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

Further, with respect to our 2014 and prior taxable years, in order for distributions made by the Predecessor to have been counted as satisfying the annual distribution requirements for REITs and to provide it with a dividends paid deduction, its distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in the REIT’s organizational documents. For taxable years beginning after December 31, 2014, the preferential dividend rule does not apply to publicly offered REITs. The Predecessor was and we are a publicly offered REIT. Thus, so long as we continue to qualify as a publicly offered REIT, the preferential dividend rule does not apply to the Predecessor’s taxable years from 2015 and our taxable years. However, subsidiary REITs we may own from time to time may not be publicly offered REITs and the preferential dividend rules would apply to such subsidiary REITs, although the IRS has issued multiple private letter rulings, which may not be relied upon as precedent, that a subsidiary REIT that meets certain conditions may be treated as a publicly offered REIT for these purposes.

We will pay federal income tax at regular corporate rates on taxable income (including net capital gain) that we do not distribute to shareholders. Furthermore, we will incur a 4% nondeductible excise tax if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year, and (3) any undistributed taxable income from prior periods. The excise tax is on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Shareholders.” For purposes of the 4% excise tax, we will be treated as having distributed any such retained amount. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of partnership net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, issue additional preferred or common shares to raise the cash necessary to make required distributions or, if possible, pay taxable dividends of our shares or debt securities.

We may satisfy the 90% distribution requirement with taxable distributions of our shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. The IRS has also issued a revenue procedure applicable to publicly offered REITs that provides that the IRS will treat distributions that, at the election of each shareholder, are paid partly in cash and partly in shares as dividends that satisfy the REIT annual distribution requirement and as distributions that qualify for the dividends paid deduction for federal income tax purposes, provided certain conditions are satisfied, including a requirement that at least 20% of the total dividend is available in cash. In late 2021, the IRS issued additional guidance temporarily reducing, through June 30, 2022, the minimum amount of the distribution that must be available in cash to 10% to respond to economic disruptions and allow REITs to conserve capital and enhance their liquidity. We have no current intention to make such an elective cash/shares distribution or a distribution of debt securities, but in the event of an elective cash/shares distribution we expect to structure it so as to comply with the applicable revenue procedure. If we were to choose to make a cash/shares distribution, shareholders may be required to pay tax in excess of the cash that they receive or may be subject to withholding taxes, including with respect to all or a portion of such dividend that is payable in shares.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements. We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis certain information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied, and intend to continue to comply, with such requirements.

Relief from Other Failures of the REIT Qualification Provisions. If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Failure to Qualify. If we fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders and we would not be required to distribute any amounts to shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Any such dividends should, however, be “qualified dividend income,” which is taxable at long-term capital gain rates for individual shareholders who satisfy certain holding period requirements. See “— Taxation of Taxable U.S. Shareholders — Current Tax Rates.” Furthermore, subject to certain limitations of the Code, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

As used herein, the term “taxable U.S. shareholder” means a taxable beneficial owner of our common or preferred shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (A) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in effect to be treated as a United States person.

For U.S. federal income tax purposes, holders of depositary share receipts will be treated as if they held the equivalent fraction of the underlying preferred shares. Accordingly, the discussion below with respect to the consequences of holding our preferred shares applies equally to holders of depositary receipts.

Dividends and Other Taxable U.S. Shareholder Distributions. As long as we qualify as a REIT, a taxable U.S. shareholder must take into account distributions on our common or preferred shares out of our current or accumulated earnings and profits (and that we do not designate as capital gain dividends or retained long-term capital gain) as ordinary income. Such distributions will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to taxable U.S. shareholders generally will not qualify for the maximum 20% tax rate for “qualified dividend income.” However, for taxable years prior to 2026, generally non-corporate shareholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, including a requirement that the taxable U.S. shareholder receiving such dividends hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend and not be under an obligation to make related payments with respect to a position in substantially similar or related property.

In determining the extent to which a distribution constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares and then to distributions with respect to our common shares. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of each class or series of preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of such class or series of preferred shares for the year and the denominator of which will be the total dividends paid to the holders of all classes of our shares for the year. The remainder of the designated capital gain dividends will be allocable to holders of our common shares.

A taxable U.S. shareholder will recognize distributions that we designate as capital gain dividends as long-term capital gain (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the taxable U.S. shareholder has held its common or preferred shares. See “— Capital Gains and Losses” below. Subject to certain limitations, we will designate whether our capital gain dividends are taxable at the usual capital gains rate or at the higher rate applicable to depreciation recapture. A corporate taxable U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a taxable U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The taxable U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The taxable U.S. shareholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A taxable U.S. shareholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of the taxable U.S. shareholder’s common or preferred shares. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such common or preferred shares. To the extent a distribution exceeds both our current and accumulated earnings and profits and the taxable U.S. shareholder’s adjusted basis in its common or preferred shares, the taxable U.S. shareholder will recognize long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the taxable U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a taxable U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the taxable U.S. shareholder on December 31 of such year to the extent of our earnings and profits, provided that we actually pay the distribution during January of the following calendar year. We will notify taxable U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute return of capital, ordinary income or capital gain dividends.

Taxation of Taxable U.S. Shareholders on the Disposition of Our Shares. In general, a taxable U.S. shareholder must treat any gain or loss realized upon a taxable disposition of our common or preferred shares as long-term capital gain or loss if the taxable U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a taxable U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the taxable U.S. shareholder’s adjusted tax basis. A taxable U.S. shareholder’s adjusted tax basis generally will equal the taxable U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the taxable U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a taxable U.S. shareholder must treat any loss upon a sale or exchange of common or preferred shares held by such shareholder for six months or less (after applying certain holding period rules) as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such taxable U.S. shareholder treats as long-term capital gain.

Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate on ordinary income significantly exceeds the maximum tax rate on long-term capital gain applicable to non-corporate taxpayers. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property” (i.e., depreciable real property) is, to the extent that such gain would have been treated as ordinary income if the property were “Section 1245 property,” higher than the maximum long-term capital gain rate otherwise applicable. With respect to distributions that we designate as capital gain dividends and any retained capital gain that is deemed to be distributed, we may designate (subject to certain limits) whether such a distribution is taxable to our non-corporate shareholders at the lower or higher rate. A taxable U.S. shareholder required to include retained long-term capital gains in income will be deemed to have paid, in the taxable year of the inclusion, its proportionate share of the tax paid by us in respect of such undistributed net capital gains. Taxable U.S. shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such shareholders. Taxable U.S. shareholders will increase their basis in their shares by the difference between the amount of such includible gains and the tax deemed paid by the taxable U.S. shareholder in respect of such gains. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may generally deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Redemption of Preferred Shares for Cash. The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of preferred shares can only be determined on the basis of particular facts as to each holder at the time of redemption. As stated above, in general a taxable U.S. shareholder of preferred shares will recognize capital gain or loss measured by the difference between the amount received upon the redemption and such holder’s adjusted tax basis in the preferred shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is “substantially disproportionate’” with respect to the holder’s interest in our shares under Section 302(b)(2) of the Code (which will not be the case if only preferred shares are redeemed, since they generally do not have voting rights), or (iii) is “not essentially equivalent to a dividend” with respect to the holder of preferred shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the preferred shares owned by the taxable U.S. shareholder, but also such holder’s ownership of our common shares and any other options (including share purchase rights) to acquire any of the foregoing. The holder of preferred shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If a particular taxable U.S. shareholder of preferred shares owns (actually or constructively) none of our common shares or an insubstantial percentage of our outstanding common shares, then based upon current law, it is probable that the redemption of preferred shares from such a holder would be considered “not essentially equivalent to a dividend.” However, whether a dividend is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a taxable U.S. shareholder of preferred shares intending to rely on any of these tests at the time of redemption should consult the holder’s own tax advisor to determine their application to the holder’s particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the preferred shares will be treated as a distribution on the preferred shares. If the redemption is taxed as a dividend, the taxable U.S. shareholder’s adjusted tax basis in the preferred shares will be transferred to any other shares held by the holder. If the holder of preferred shares owns none of our other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Under previously proposed Treasury regulations, if any portion of the amount received by a taxable U.S. shareholder on a redemption of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion would be allocated to all shares held by the taxable U.S. shareholder just before the redemption on a pro rata, share-by-share, basis. The amount applied to each share would first reduce the taxable

U.S. shareholder’s basis in that share and any excess after the basis is reduced to zero would result in taxable gain. If the holder had different basis in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the taxable U.S. shareholder could have gain even if the holder’s basis in all its shares exceeded such portion. The proposed Treasury regulations permitted the transfer of basis in the redeemed shares of the preferred shares to the taxable U.S. shareholder’s remaining, unredeemed preferred shares (if any), but not to any other class of shares held (directly or indirectly) by the taxable U.S. shareholder. Instead, any unrecovered basis in the preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. As of March 28, 2019, these proposed Treasury regulations have been withdrawn. As a result, the treatment of adjustments to basis of a taxable U.S. shareholder’s preferred shares with respect to amounts treated as a distribution with respect to preferred shares, but not a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain. We urge you to consult your tax advisor concerning the treatment of a cash redemption of our preferred shares.

Redemption or Conversion of Preferred Shares to Common Shares. Assuming that preferred shares will not be redeemed or converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized for U.S. federal income tax purposes upon the redemption or conversion of our preferred shares at the option of the holder solely into common shares. The basis that a taxable U.S. shareholder will have for U.S. federal income tax purposes in the common shares received will be equal to the adjusted basis the holder had in the preferred shares so redeemed or converted and, provided that the preferred shares were held as a capital asset, the holding period for the common shares received will include the holding period for the preferred shares redeemed or converted. A holder, however, will generally recognize gain or loss on the receipt of cash in lieu of a fractional common share in an amount equal to the difference between the amount of cash received and the holder’s adjusted basis in such fractional share.

If a redemption or conversion occurs when there is a dividend arrearage on the preferred shares and the fair market value of the common shares exceeds the issue price of the preferred shares, a portion of the common shares received might be treated as a dividend distribution taxable as ordinary income.

If, pursuant to the terms of a class of preferred shares, a taxable U.S. shareholder receives alternative consideration such as cash, securities or other property or assets (including any combination thereof) in lieu of common shares in connection with the conversion of the taxable U.S. shareholder’s preferred shares, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the right to receive such alternative consideration, and it may be a taxable exchange. Taxable U.S. shareholders converting their preferred shares should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Adjustments to Conversion Price. Under Section 305 of the Code, holders of preferred shares may be deemed to have received a constructive distribution of shares that is taxable as a dividend where the conversion ratio is adjusted to reflect a cash or property distribution with respect to the common shares into which it is convertible. An adjustment to the conversion price made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders, however, will generally not be considered to result in a constructive distribution of shares. Certain of the possible adjustments that may be provided in issuances of our preferred shares may not qualify as being pursuant to a bona fide, reasonable adjustment formula. In such a case, if a nonqualifying adjustment were made, the holders of preferred shares might be deemed to have received a taxable share dividend.

Passive Activity and Investment Income Limitations. Distributions from us and gain from the disposition of our common or preferred shares will not be treated as passive activity income and, therefore, taxable U.S. shareholders will not be able to apply any passive activity losses against such income. Dividends from us (to the extent they do not constitute a return of capital or capital gain dividends) and, on an elective basis, capital gain dividends and gain from the disposition of common or preferred shares generally will be treated as investment income for purposes of the investment income limitation.

Medicare Tax on Unearned Income. Certain taxable U.S. shareholders who are individuals, estates or trusts are subject to a 3.8% Medicare tax on all or a portion of their “net investment income,” which may include all or a portion of their dividends on our common or preferred shares and net gains from the taxable disposition of their shares. Taxable U.S. shareholders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to any of their income or gains in respect of our common or preferred shares.

Current Tax Rates. The maximum tax rate on the long-term capital gains of domestic non-corporate taxpayers is 20%. The maximum tax rate on “qualified dividend income” is the same as the capital gains rate, and is substantially lower than the maximum rate on ordinary income. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our distributions are not generally eligible for the tax rate on qualified dividend income. As a result, our ordinary REIT distributions are taxed at the higher tax rates applicable to ordinary income. However, for taxable years prior to 2026, generally non-corporate shareholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain limitations, including a requirement that the taxable U.S. shareholder receiving such dividends hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend and not be under an obligation to make related payments with respect to a position in substantially similar or related property. Further, with respect to non-corporate taxpayers, the lower qualified dividend income/capital gains tax rate (at a maximum of 20%) does generally apply to:

•	a shareholder’s long-term capital gain, if any, recognized on the disposition of our shares;

•	distributions we designate as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case the 25% tax rate applies);

•	distributions attributable to dividends we receive from non-REIT corporations (including our taxable REIT subsidiaries); and

•	distributions to the extent attributable to income upon which we have paid corporate tax (for example, the tax we would pay if we distributed less than all of our taxable REIT income).

In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend.

Information Reporting and Backup Withholding. Taxable U.S. shareholders that are “exempt recipients” (such as corporations) generally will not be subject to U.S. backup withholding and related information reporting on payments of dividends on, and the proceeds from the disposition of, our common or preferred shares unless, when required, they fail to demonstrate their status as exempt recipients. In general, we will report to our other shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding (currently at the rate of 24%) with respect to dividends unless such holder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. Backup withholding is not an additional tax and may be credited against a shareholder’s regular U.S. federal income tax liability or refunded by the IRS provided that the shareholder provides the required information to the IRS in a timely manner.

Taxation of Tax-Exempt U.S. Shareholders

Tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts and annuities (“exempt organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to exempt organizations generally should not constitute UBTI. However, if an exempt organization were to finance its acquisition of shares with debt, a portion of the income that they receive from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts that are exempt from taxation under paragraphs (7), (9), and (17), respectively, of Code Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of our shares is required to treat a percentage of the dividends that it receives from us as UBTI (the “UBTI Percentage”). The UBTI Percentage is equal to the gross income we derive from an unrelated trade or business (determined as if we were a pension trust) divided by our total gross income for the year in which we pay the dividends. The UBTI rule applies to a pension trust holding more than 10% of our shares only if:

•	the UBTI Percentage is at least 5%;

•

we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•

we are a “pension-held REIT” (i.e., either (1) one pension trust owns more than 25% of the value of our shares or (2) a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares).

Tax-exempt entities will be subject to the rules described above, under the heading “— Taxation of Taxable U.S. Shareholders” concerning the inclusion of our designated undistributed net capital gains in the income of our shareholders. Thus, such entities will, after satisfying filing requirements, be allowed a credit or refund of the tax deemed paid by such entities in respect of such includible gains.

Taxation of Non-U.S. Shareholders

The rules governing U.S. federal income taxation of non-U.S. shareholders (defined below) are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of the U.S. federal, state, and local income tax laws on ownership of our common or preferred shares, including any reporting requirements. As used herein, the term “non-U.S. shareholder” means any taxable beneficial owner of our shares (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes) that is not a taxable U.S. shareholder or exempt organization.

Ordinary Dividends. A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of “U.S. real property interests” (as defined below) and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current and accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, however, rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets certain additional conditions. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder), the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as taxable U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a non-U.S. corporation unless the tax is reduced or eliminated by an applicable income tax treaty). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless (i) a lower treaty rate applies and the non-U.S. shareholder timely provides an IRS Form W-8BEN or W-8BEN-E to us evidencing eligibility for that reduced rate, or (ii) the non-U.S. shareholder timely provides an IRS Form W-8ECI to us claiming that the distribution is effectively connected income.

Return of Capital. A non-U.S. shareholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of its common or preferred shares. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax to the extent a distribution exceeds both our current and accumulated earnings and profits and the adjusted basis of its common or preferred shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution just as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

If we are treated as a “United States real property holding corporation,” we will be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, unless the non-U.S. shareholder is a “qualified foreign pension fund” (or is wholly-owned by one or more qualified foreign pension funds) or a non-U.S. shareholder that is publicly-traded and meets certain record-keeping and other requirements (a “qualified shareholder”), each as defined in the Code. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30% that is not made to a qualified foreign pension fund or a qualified shareholder.

Non-U.S. shareholders are urged to consult their tax advisors as to their qualification as a “qualified foreign pension fund” or a “qualified shareholder.” The qualified shareholder provisions do not apply to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the class of shares of the REIT held by the qualified shareholders (“applicable investors”). To the extent distributions not allocable to an applicable investor exceed both our current and accumulated earnings and profits and the adjusted basis of the qualified shareholder’s shares, or result from certain redemptions or liquidating distributions, such distributions are treated as ordinary dividends taxable as described above under “— Ordinary Dividends.”

Capital Gain Dividends. Provided that a particular class of our shares is “regularly traded” on an established securities market in the United States, and the non-U.S. shareholder does not own more than 10% of the shares of such class at any time during the one-year period preceding the distribution, then amounts distributed with respect to those shares that are designated as capital gains from our sale or exchange of U.S. real property interests (defined below) are treated as ordinary dividends taxable as described above under “— Ordinary Dividends.”

If the foregoing exception does not apply, for example because the non-U.S. shareholder owns more than 10% of the relevant class of our shares, or because our shares are not regularly traded on an established securities market, the non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of U.S. real property interests under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). The FIRPTA rules described in this paragraph do not apply to such distributions to a qualified foreign pension fund or a qualified shareholder (other than distributions allocable to an applicable investor), although such distributions to a qualified shareholder not allocable to an applicable investor are treated as ordinary dividends taxable as described above under “— Ordinary Dividends.” The term “U.S. real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property, but excludes mortgage loans and mortgage-backed securities. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to taxable U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). A corporate non-U.S. shareholder may also be subject to the 30% branch profits tax unless the tax is reduced or eliminated by an applicable income tax treaty. We must withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we make a distribution and later designate it as a capital gain dividend, then (although such distribution may be taxable to a non-U.S. shareholder) it is not subject to withholding under FIRPTA. Instead, we must make up the 21% FIRPTA withholding from distributions made after the designation, until the amount of distributions withheld at 21% equals the amount of the distribution designated as a capital gain dividend. A non-U.S. shareholder may receive a credit against its FIRPTA tax liability for the amount we withhold.

Distributions to a non-U.S. shareholder that we designate at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to our disposition of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below under “— Sale of Shares.”

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our shares held by shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. shareholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. shareholder furnishes required information to the IRS on a timely basis. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. shareholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Shares. A non-U.S. shareholder generally will not incur tax under FIRPTA on gain from the sale of its common or preferred shares as long as we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period foreign persons held, directly or indirectly, less than 50% in value of our shares (after applying specified presumptions regarding the ownership of our shares). We anticipate that we will continue to be a domestically controlled REIT, but there is no assurance that we will continue to be so. However, even if we are not, or cease to be, a domestically controlled REIT, a non-U.S. shareholder that owns, actually or constructively, 10% or less of a class of our outstanding shares at all times during a specified testing period will not incur tax under FIRPTA on a sale of such shares if shares of such class are “regularly traded” on an established securities market. If neither of these exceptions were to apply, a non-U.S. shareholder that is not a qualified foreign pension fund or a qualified shareholder (other than with respect to an applicable investor) would be taxed under FIRPTA on the gain on the sale of the shares, in which case such non-U.S. shareholder would be required to file a U.S. federal income tax return and would be taxed in generally the same manner as taxable U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and if the shares sold were not regularly traded on an established securities market or we were not a domestically-controlled REIT, the purchaser of the shares may be required to withhold and remit to the IRS 15% of the purchase price.

A non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. shareholder), in which case the non-U.S. shareholder will be subject to the same treatment as taxable U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains. Capital gains dividends not subject to FIRPTA will be subject to similar rules. A non-U.S. shareholder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected income (as described in the first point above) may also, under certain circumstances, be subject to an additional branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty.

Wash Sales. In general, special wash sale rules apply if a shareholder owning more than 5% of our common or preferred shares avoids a taxable distribution of gain recognized from the sale or exchange of U.S. real property interests by selling our shares before the ex-dividend date of the distribution and then, within a designated period, enters into an option or contract to acquire shares of the same or a substantially identical class of our shares. If a wash sale occurs, then the seller/repurchaser will be treated as having gain recognized from the sale or exchange of U.S. real property interests in the same amount as if the avoided distribution had actually been received. Non-U.S. shareholders should consult their own tax advisors on the special wash sale rules that apply to non-U.S. shareholders.

Conversion of Preferred Shares to Common Shares. The conversion of preferred shares into our common shares may be a taxable exchange for a non-U.S. shareholder if our preferred shares constitute a U.S. real property interest under FIRPTA. Even if our preferred shares constitute a U.S. real property interest, provided our common shares also constitute a U.S. real property interest, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of preferred shares into our common shares so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred shares constitute a U.S. real property interest and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred shares for our common shares. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a taxable U.S. shareholder of the same type (e.g., a corporate or a non-corporate shareholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. shareholder’s common shares received over such non-U.S. shareholder’s adjusted basis in its preferred shares.

Non-U.S. shareholders should consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. shareholder exchanges our common shares received on a conversion of preferred shares for cash or other property.

Information Reporting and Backup Withholding. We must report annually to the IRS and to each non-U.S. shareholder the amount of distributions paid to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty.

Backup withholding (currently at the rate of 24%) and additional information reporting will generally not apply to distributions to a non-U.S. shareholder provided that the non-U.S. shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of common or preferred shares effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of common or preferred shares by a foreign office of a broker that:

•	is a United States person;

•	derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” (generally, a foreign corporation controlled by stockholders that are United States persons) for U.S. tax purposes; or

•

that is a foreign partnership, if at any time during its tax year more than 50% of its income or capital interests are held by United States persons or if it is engaged in the conduct of a trade or business in the United States, unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment of the proceeds of a sale of common or preferred shares effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a non-U.S. shareholder, or otherwise establishes an exemption. Backup withholding is not an additional tax, and may be credited against a non-U.S. shareholder’s U.S. federal income tax liability or refunded to the extent excess amounts are withheld, provided that the required information is timely supplied to the IRS.

Reporting and Withholding on Foreign Financial Accounts. Under sections 1471 through 1474 of the Code, Treasury regulations and related guidance (commonly referred to as “FATCA”), a 30% U.S. withholding tax will be imposed in certain circumstances on payments of (i) dividends on the shares and (ii) subject to the proposed Treasury regulations discussed below, gross proceeds from the sale or other disposition of the shares. Proposed Treasury regulations would, when finalized, eliminate FATCA withholding on the gross proceeds from a sale or other disposition of instruments, such as the shares, that produce withholdable payments. In the preamble to such proposed Treasury regulations, the IRS stated that taxpayers and withholding agents may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity). If shares are held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. If we determine withholding is appropriate with respect to the payments of dividends on the shares or other payments in respect of the shares, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Under certain circumstances, a holder may be eligible for refunds or credits of such withheld taxes. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the shares.

Tax Aspects of Our Investments in the Partnership and Subsidiary Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the Partnership and the Subsidiary Partnerships. As described above under “Taxation of the Company — Requirements for REIT Qualification,” initially the Partnership (but not the Subsidiary Partnerships) is a disregarded entity for federal income tax purposes. Accordingly, the discussion below initially only applies to the Subsidiary Partnerships and references to the Partnership should not be taken into account. Once the Partnership admits one or more partners that are not disregarded entities of ours, the discussion below will also apply to the Partnership. Also, the discussion below does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We are entitled to include in our income our distributive share of the Partnership’s and Subsidiary Partnerships’ income and to deduct our distributive share of the Partnership’s and Subsidiary Partnerships’ losses only if the applicable partnership is classified for federal income tax purposes as a partnership rather than as a corporation or association taxable as a corporation. An organization will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it (1) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the “check-the-box regulations”) and (2) is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. We believe that the Partnership (once it admits one or more partners that are not disregarded entities of ours) and its Subsidiary Partnerships will be classified as partnerships for federal income tax purposes.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). While the Partnership units will not be traded on an established securities market, they could possibly be deemed to be traded on a secondary market or its equivalent due to the redemption rights enabling the limited partners to dispose of their units. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including (as may be relevant here) real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% Passive Income Exception”). The income requirements applicable to us in order for us to qualify as a REIT under the Code and the definition of qualifying income under the Passive Income Exception are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause the Partnership not to satisfy the 90% Passive Income Exception applicable to publicly traded partnerships.

Treasury has issued regulations (the “PTP Regulations”) that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “Private Placement Exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the partnership and (ii) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation.

The Partnership agreement has provisions intended to facilitate and permit us to take actions to avoid loss of the Private Placement Exclusion. We believe that the Partnership, from the point it is treated as a regarded entity, will qualify for the Private Placement Exclusion and thereafter intends to qualify for the Private Placement Exclusion unless it qualifies for another safe harbor or the 90% Passive Income Exception as described below. It is possible, however, that in the future the Partnership might not qualify for the Private Placement Exclusion.

If the Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, the Partnership would need to qualify under another safe harbor in the PTP Regulations or for the 90% Passive Income Exception. We believe that the Partnership will qualify for another safe harbor in the PTP Regulations or for the 90% Passive Income Exception. It is possible, however, that in the future the Partnership might not qualify for one of these exceptions.

If, however, for any reason the Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “—Requirements for REIT Qualification—Income Tests” and “—Requirements for REIT Qualification—Asset Tests.” In addition, any change in the Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Requirements for REIT Qualification—Distribution Requirements.” Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Partners, Not the Partnership, Subject to Tax. The partners of the Partnership are subject to taxation. Except as discussed below in “—Revised Partnership Audit Rules,” the Partnership itself is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of the Partnership’s income, gains, losses, deductions and credits for any taxable year of the Partnership ending during our taxable year, without regard to whether we have received or will receive any distribution from the Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Partnership’s allocations of taxable income, gain and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations with Respect to Contributed Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Partnership, once regarded, will be deemed to be formed by way of contributions of appreciated property. Consequently, the Partnership’s partnership agreement requires such allocations to be made in a manner permitted under Section 704(c) of the Code.

In general, the partners who contribute property to the Partnership will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets (including our properties) which have a Book-Tax Difference, all income attributable to such Book-Tax Difference (to the extent not previously taken into account) will generally be allocated to the contributing partners, including us, and other partners will generally be allocated only their share of income attributable to appreciation, if any, occurring after such contribution. This will tend to eliminate the Book-Tax Difference over the life of the Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Partnership may cause us to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to us as a result of such sale.

A Book-Tax Difference may also arise as a result of the revaluation of property owned by the Partnership in connection with certain types of transactions, including in connection with certain non-pro rata contributions or distributions of assets by the Partnership in exchange for interests in the Partnership. In the event of such a revaluation, the partners (including us) who were partners in the Partnership immediately prior to the revaluation will be required to take any Book-Tax Difference created as a result of such revaluation into account in substantially the same manner as under the Section 704(c) rules discussed above. This would result in us being allocated income, gain, loss and deduction for tax purposes in amounts different than the economic or book income allocated to us by the Partnership.

The application of Section 704(c) to the Partnership may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Requirements for REIT Qualification—Distribution Requirements.” The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed or revalued assets at their agreed values.

Treasury has issued regulations requiring partnerships to use a “reasonable method” for allocating items affected by Section 704(c) of the Code and outlining several reasonable allocation methods. The general partner of the Partnership has the discretion to determine which of the methods of accounting for Book-Tax Differences (specifically approved in the Treasury regulations) will be elected with respect to any properties contributed to or revalued by the Partnership. We have not determined which method of accounting for Book-Tax Differences will be elected for properties contributed to or revalued by the Partnership in the future.

Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in the Partnership generally is equal to:

•	the amount of cash and the adjusted tax basis of any other property contributed by us to the Partnership;

•	increased by

•	our allocable share of the Partnership’s income, and

•	our allocable share of debt of the Partnership; and

•	reduced, but not below zero, by

•	our allocable share of the Partnership’s loss,

•	the amount of cash and the basis of any property distributed to us, and

•	constructive distributions resulting from a reduction in our share of debt of the Partnership.

If the allocation of our distributive share of the Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the Partnership’s distributions, or any decrease in our share of the debt of the Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce our adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as capital gain (including Section 1250 “depreciation recapture”), and, if our interest in the Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

Sale of the Partnership’s Property. Generally, any gain realized by the Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership under Section 704(c) of the Code to the extent of their “built-in gain” on those properties for federal income tax purposes. The partners’ “built-in gain” on the contributed properties sold will equal the excess of the partners’ proportionate share of the book value of those properties over the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain recognized by the Partnership on the disposition of the contributed properties, and any gain recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by the Partnership on the sale of any property held by the Partnership (other than property held indirectly through a taxable REIT subsidiary) as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Requirements for REIT Qualification—Income Tests.” We, however, do not presently intend to allow the Partnership to acquire or hold any property (other than through a taxable REIT subsidiary) that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Partnership’s trade or business.

Revised Partnership Audit Rules. Under partnership audit changes generally effective for audits in 2018 and later, a partnership (and not the partners) must pay any “imputed underpayments,” consisting of delinquent taxes, interest, and penalties deemed to arise out of an audit of the partnership, unless certain alternative methods are available and the partnership elects to utilize them. The IRS has issued regulations providing details on many of these provisions, but it is still not entirely clear how all of these new rules will be implemented. Accordingly, it is possible that in the future, we and/or any partnership in which we are a partner could be subject to, or otherwise bear the economic burden of, federal income tax, interest, and penalties resulting from a federal income tax audit.

Other Tax Considerations

State and Local Taxes. We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Changes to Tax Laws and Regulations. The rules dealing with federal income taxation are subject to revision by the U.S. Congress, the IRS and the Treasury, and statutory changes, new regulations, revisions to existing regulations and revised interpretations of established concepts are issued frequently. In particular, technical corrections legislation and implementing regulations may be enacted or promulgated in response to the Tax Cuts and Jobs Act of 2017. In addition, legislation, regulations and other guidance has been enacted to respond to the COVID-19 pandemic, including the 2020 CARES Act, and further legislative enactments and other IRS or Treasury action is possible. We cannot assure you that a change in law, including the possibility of major tax legislation in 2022 or later, possibly with retroactive application, will not alter significantly the tax considerations (including applicable tax rates) that we describe herein. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on us and our shareholders. Revisions to tax laws and interpretations of these laws could adversely affect our ability to qualify and be taxed as a REIT, as well as the tax or other consequences of an investment in our common or preferred shares.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus in one or more of the following ways from time to time: (1) through underwriters or dealers; (2) through agents; (3) in “at the market offerings” to or through a market maker or into an existing trading market or securities exchange or otherwise; (4) directly to purchasers or shareholders, (5) through a combination of any of these methods of sale or (6) through any other legally available means. In addition, the sales will be made at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at a fixed price or prices, which may be changed or at negotiated prices. We will identify any underwriter, dealer or agent involved in the offer and sale of securities, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

The methods by which we may distribute securities include:

•

a block trade (which may involve crosses) in which the dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus or any prospectus supplement;

•	ordinary broker transactions and transactions in which the broker solicits purchasers; or

•	any other legally available means.

Unless we say otherwise in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions, that may be in excess of those customary in the types of transactions involved, from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any such compensation we pay, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If we tell you in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market (other than the common shares and Series C depositary shares, which are quoted on the New York Stock Exchange). No assurance can be given as to the liquidity of the trading market for any such securities.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions and such transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their affiliates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

LEGAL MATTERS

The validity of the offered securities and the accuracy of the discussion under “Material Federal Income Tax Considerations” contained in this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington D.C. If any portion of the offered securities is distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements, schedules and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and all information that we will later file with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below as well as any future documents that are deemed to be “filed” by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering of the securities described in this prospectus or the expiration of the registration statement.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 11, 2021;

•	Our Definitive Proxy Statement for our 2021 Annual Meeting of Shareholders, filed with the SEC on March 25, 2021;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 5, 2021, August 4, 2021 and November 4, 2021;

•	Our Current Reports on Form 8-K filed with the SEC on February 12, 2021, February 24, 2021, April 19, 2021, May 6, 2021, May 7, 2021, August 5, 2021, December 2, 2021 and January 3, 2022;

•	Description of the Company’s common shares contained in Exhibit 4.8 to the Predecessor’s Annual Report on Form 10-K filed with the SEC on February 10, 2020; and

•	Description of the Company’s Series C depositary shares contained in the Registration Statement on Form 8-A, filed with the SEC on September 29, 2017.

We have filed with the SEC a registration statement, of which this prospectus is a part, with respect to the securities to be offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted as permitted by the rules and regulations of the SEC. For further information with respect to us or the securities offered by this prospectus, please review the registration statement and its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement regarding the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement. Each of these statements is qualified in its entirety by this reference.

Copies of our SEC filings are available at no cost at our website, www.federalrealty.com. In addition, you may request a copy of any report or document incorporated by reference in this prospectus, except the exhibits, unless such exhibits are specifically incorporated by reference in this prospectus or in those documents, at no cost. Any such request may be made by writing or by telephone and shall be directed to the following address:

Federal Realty Investment Trust

909 Rose Avenue

Suite 200

North Bethesda, MD 20852

Attention: Investor Relations

(301) 998-8100

You should rely only on the information in our prospectus, any prospectus supplement and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state or jurisdiction where the offer is prohibited by law. You should not assume that the information in this prospectus, any prospectus supplement or any incorporated document is accurate as of any date other than the date of the document.

$500,000,000

Federal Realty Investment Trust

Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

Wells Fargo Securities	BofA Securities	Citigroup
J.P. Morgan		Jefferies

February 14, 2022